                               U.S. $150,000,000

                              AMENDED AND RESTATED

                         MULTICURRENCY CREDIT AGREEMENT

                          DATED AS OF DECEMBER 5, 1996

                                     AMONG

                              DURA OPERATING CORP.

                             AS THE U.S. BORROWER,

                       KIMANUS VERMOGENSVERWALTUNG GMBH,

                             AS THE GERMAN BORROWER

                                      AND

                    CERTAIN COMMERCIAL LENDING INSTITUTIONS,

                                AS THE LENDERS,

                                      AND

                            BANK OF AMERICA NT & SA,

                            AS AGENT FOR THE LENDERS

                                      AND

                              BA SECURITIES, INC.,

                                AS THE ARRANGER

                               TABLE OF CONTENTS

                                                                                           PAGE
                                                                                           ----
ARTICLE I  DEFINITIONS AND ACCOUNTING TERMS..............................................     2
     SECTION 1.1. Defined Terms..........................................................     2
     SECTION 1.2. Use of Defined Terms...................................................    19
     SECTION 1.3. Cross-References.......................................................    20
     SECTION 1.4. Accounting and Financial Determinations................................    20
ARTICLE II  COMMITMENTS, BORROWING AND ISSUANCE PROCEDURES, NOTES AND LETTERS OF CREDIT..    20
     SECTION 2.1. Commitments............................................................    20
          SECTION 2.1.1. U.S. Revolving Loan Commitment..................................    21
          SECTION 2.1.2. German Revolving Commitment.....................................    21
          SECTION 2.1.3. Letter of Credit Terms..........................................    21
          SECTION 2.1.4. Lenders Not Permitted or Required to Make Loans.................    22
          SECTION 2.1.5. Issuer Not Permitted or Required to Issue Letters of Credit.....    22
     SECTION 2.2. Reduction of Commitment Amount.........................................    23
     SECTION 2.3. Borrowing Procedure and Funding Maintenance............................    23
     SECTION 2.4. Continuation and Conversion Elections..................................    23
     SECTION 2.5. Funding................................................................    24
     SECTION 2.6. Utilization of Revolving Loan Commitments in Offshore Currencies.......    24
     SECTION 2.7. Issuance Procedures....................................................    26
          SECTION 2.7.1. Other Lenders' Participation....................................    26
          SECTION 2.7.2. Disbursements...................................................    27
          SECTION 2.7.3. Reimbursement...................................................    27
          SECTION 2.7.4. Deemed Disbursements............................................    27
          SECTION 2.7.5. Nature of Reimbursement Obligations.............................    28
     SECTION 2.8. Notes..................................................................    29
     SECTION 2.9. Recordkeeping..........................................................    29
ARTICLE III  REPAYMENTS, PREPAYMENTS, INTEREST AND FEES..................................    29
     SECTION 3.1. Repayments and Prepayments.............................................    29
     SECTION 3.2. Interest Provisions....................................................    30
          SECTION 3.2.1. Rates...........................................................    30
          SECTION 3.2.2. Default Rates...................................................    31
          SECTION 3.2.3. Payment Dates...................................................    31
     SECTION 3.3. Fees...................................................................    31
          SECTION 3.3.1. Facility Fee....................................................    31
          SECTION 3.3.2. Agent's Fee.....................................................    32

          SECTION 3.3.3. Letter of Credit Fee..............................   32
          SECTION 3.3.4. Upfront Fees......................................   32
          SECTION 3.3.5. Arrangement Fee...................................   33

ARTICLE IV  CERTAIN OFFSHORE RATE AND OTHER PROVISIONS.....................   33
     SECTION 4.1. Offshore Rate Lending Unlawful...........................   33
     SECTION 4.2. Deposits Unavailable.....................................   33
     SECTION 4.3. Increased Offshore Rate Loan Costs, etc..................   34
     SECTION 4.4. Funding Losses...........................................   34
     SECTION 4.5. Increased Capital Costs..................................   35
     SECTION 4.6. Taxes....................................................   35
     SECTION 4.7. Payments, Computations, etc..............................   37
     SECTION 4.8. Sharing of Payments......................................   38
     SECTION 4.9. Setoff...................................................   38
     SECTION 4.10. Use of Proceeds and Benefits of Credit Extensions.......   39

ARTICLE V  CONDITIONS TO CREDIT EXTENSIONS.................................   39
     SECTION 5.1. Initial Credit Extensions to U.S. Borrower...............   39
          SECTION 5.1.1. Resolutions, etc..................................   39
          SECTION 5.1.2. Delivery of Notes.................................   39
          SECTION 5.1.3. Guaranties; Subsidiary Security Agreements........   39
          SECTION 5.1.4. Pledge Agreements.................................   40
          SECTION 5.1.5. Security Agreement................................   40
          SECTION 5.1.6. Mortgages, Etc....................................   40
          SECTION 5.1.7. Insurance.........................................   40
          SECTION 5.1.8. Consummation of KPI Transactions..................   40
          SECTION 5.1.9. Closing Date Certificate..........................   40
          SECTION 5.1.10. Solvency, etc....................................   41
          SECTION 5.1.11. Environmental Due Diligence......................   41
          SECTION 5.1.12. Opinions of Counsel..............................   41
          SECTION 5.1.13. Closing Fees, Expenses, etc......................   41
          SECTION 5.1.14. Landlord's Agreements............................   41
     SECTION 5.2. Initial Credit Extensions to German Borrower.............   42
          SECTION 5.2.1. Counterpart Agreement.............................   42
          SECTION 5.2.2. Resolutions, etc..................................   42
          SECTION 5.2.3. Delivery of Notes.................................   42
          SECTION 5.2.4. Pledge Agreements.................................   42
          SECTION 5.2.5. Insurance.........................................   43
          SECTION 5.2.6. Guaranties........................................   43
          SECTION 5.2.7. Consummation of German Acquisition................   43
          SECTION 5.2.8. Closing Date Certificate..........................   43
          SECTION 5.2.9. Solvency, etc.....................................   43
          SECTION 5.2.10. Environmental Due Diligence......................   43
          SECTION 5.2.11. Opinions of Counsel..............................   44

          SECTION 5.2.12. Other Conditions.................................   44
     SECTION 5.3. All Credit Extensions....................................   44
          SECTION 5.3.1. Compliance with Warranties, No Default etc........   44
          SECTION 5.3.2. Credit Extension Request, etc.....................   44
          SECTION 5.3.3. Satisfactory Legal Form...........................   45
     SECTION 6.1. Organization, etc........................................   45
     SECTION 6.2. Due Authorization, Non-Contravention, etc................   46
     SECTION 6.3. Government Approval, Regulation, etc.....................   46
     SECTION 6.4. Validity, etc............................................   46
     SECTION 6.5. Financial Information....................................   47
     SECTION 6.6. No Material Adverse Change, etc..........................   47
     SECTION 6.7. Subsidiaries.............................................   47
     SECTION 6.8. Ownership of Properties..................................   48
     SECTION 6.9. Taxes....................................................   48
     SECTION 6.10. Pension and Welfare Plans...............................   48
     SECTION 6.11. Environmental Warranties................................   49
     SECTION 6.12. Regulations G, T, U and X...............................   50
     SECTION 6.13. Accuracy of Information.................................   50

ARTICLE VII  COVENANTS.....................................................   51
     SECTION 7.1. Affirmative Covenants....................................   51
          SECTION 7.1.1. Financial Information, Reports, Notices, etc......   51
          SECTION 7.1.2. Compliance with Laws, etc.........................   53
          SECTION 7.1.3. Maintenance of Properties.........................   53
          SECTION 7.1.4. Insurance.........................................   53
          SECTION 7.1.5. Books and Records.................................   55
          SECTION 7.1.6. Environmental Covenant............................   55
     SECTION 7.2. Negative Covenants.......................................   56
          SECTION 7.2.1. Business Activities...............................   56
          SECTION 7.2.2. Indebtedness......................................   56
          SECTION 7.2.3. Liens.............................................   57
          SECTION 7.2.4. Financial Condition...............................   57
          SECTION 7.2.5. Investments.......................................   58
          SECTION 7.2.6. Restricted Payments, etc..........................   59
          SECTION 7.2.7. Rental Obligations................................   60
          SECTION 7.2.8. Take or Pay Contracts.............................   60
          SECTION 7.2.9. Consolidation, Merger, etc........................   60
          SECTION 7.2.10. Asset Dispositions, etc..........................   60
          SECTION 7.2.11. Intentionally Omitted............................   61
          SECTION 7.2.12. Restriction on Fundamental Changes...............   61
          SECTION 7.2.13. Fiscal Year......................................   61
          SECTION 7.2.14. Subsidiaries.....................................   61
          SECTION 7.2.15. Transactions with Affiliates.....................   61
          SECTION 7.2.16. Negative Pledges, Restrictive Agreements, etc....   62

ARTICLE VIII  EVENTS OF DEFAULT..................................................   62
     SECTION 8.1. Listing of Events of Default...................................   62
          SECTION 8.1.1. Non-Payment of Obligations..............................   62
          SECTION 8.1.2. Breach of Warranty......................................   62
          SECTION 8.1.3. Non-Performance of Certain Covenants and Obligations....   63
          SECTION 8.1.4. Non-Performance of Other Covenants and Obligations......   63
          SECTION 8.1.5. Default on Other Indebtedness...........................   63
          SECTION 8.1.6. Judgments...............................................   63
          SECTION 8.1.7. Pension Plans...........................................   63
          SECTION 8.1.8. Change in Control.......................................   64
          SECTION 8.1.9. Bankruptcy, Insolvency, etc.............................   64
          SECTION 8.1.10. Impairment of Security, etc............................   64
          SECTION 8.1.11. Default in Other Agreements............................   65
          SECTION 8.1.12. Injunction.............................................   65
     SECTION 8.2. Action if Bankruptcy...........................................   65
     SECTION 8.3. Action if Other Event of Default...............................   65

ARTICLE IX  THE AGENT............................................................   65
     SECTION 9.1. Appointment and Authorization..................................   65
     SECTION 9.2. Delegation of Duties...........................................   66
     SECTION 9.3. Liability of Agent.............................................   66
     SECTION 9.4. Reliance by Agent..............................................   66
     SECTION 9.5. Notice of Default..............................................   67
     SECTION 9.6. Credit Decision................................................   68
     SECTION 9.7. Indemnification................................................   68
     SECTION 9.8. Agent in Individual Capacity...................................   69
     SECTION 9.9. Successor Agent................................................   69
     SECTION 9.10. Collateral Matters............................................   70

ARTICLE X  MISCELLANEOUS PROVISIONS..............................................   71
     SECTION 10.1. Waivers, Amendments, etc......................................   71
     SECTION 10.2. Notices.......................................................   72
     SECTION 10.3. Payment of Costs and Expenses.................................   72
     SECTION 10.4. Indemnification...............................................   73
     SECTION 10.5. Survival......................................................   74
     SECTION 10.6. Severability..................................................   74
     SECTION 10.7. Headings......................................................   74
     SECTION 10.8. Execution in Counterparts, Effectiveness, etc.................   74
     SECTION 10.9. Governing Law: Entire Agreement...............................   74
     SECTION 10.10. Successors and Assigns.......................................   75
     SECTION 10.11. Assignments and Participations...............................   75
     SECTION 10.12. Other Transactions...........................................   78
     SECTION 10.13. Execution on Behalf of Corporation...........................   78
     SECTION 10.14. Provisions relating to German Borrower.......................   79

     SECTION 10.15. Forum Selection and Consent to Jurisdiction...........  79
     SECTION 10.16. Waiver of Jury Trial..................................  80

                              AMENDED AND RESTATED
                         MULTICURRENCY CREDIT AGREEMENT

          THIS AMENDED AND RESTATED MULTICURRENCY CREDIT AGREEMENT, dated as of December 5, 1996, among DURA OPERATING CORP. (formerly known as Dura Automotive Systems, Inc.), a Delaware corporation (the "U.S. Borrower"), KIMANUS VERMOGENSVERWALTUNG GmbH, a limited liability company (the "German Borrower") the various financial institutions as are or may become parties hereto (collectively, the "Lenders"), BANK OF AMERICA NT & SA ("BofA"), as agent (the "Agent") for the Lenders and BA SECURITIES, INC., as the Arranger (the "Arranger") amends and restates that certain Credit Agreement dated as of August 31, 1994 among the U.S. Borrower, the lenders thereunder, the co-agents thereunder and Agent (formerly Continental Bank), as amended, modified and supplemented to the date hereof (the "Original Credit Agreement").

                              W I T N E S S E T H

          WHEREAS, the U.S. Borrower, the Agent, the co-agents thereunder, and certain lenders were party to the Original Loan Agreement;

          WHEREAS, the U.S. Borrower intends to acquire the stock and assets of certain entities from Sparton Corporation and Lako (as hereinafter defined) pursuant to the KPI Purchase Agreement (as hereinafter defined);

          WHEREAS, the U.S. Borrower has formed a Subsidiary, the German Borrower, to consummate the German Acquisition (as hereinafter defined);

          WHEREAS, to finance the KPI Transaction and the German Acquisition, the U.S. Borrower has requested that the Original Credit Agreement be amended and restated to provide for, among other things, an increase in the Revolving Loan Commitments, the addition of the German Borrower as a Borrower, Loans and Letters of Credit in currencies other than Dollars and different pricing of the Loans;

          WHEREAS, the Lenders are willing, on the terms and subject to the conditions set forth herein (including Article V) to amend and restate the Original Credit Agreement as provided herein; and to make such Loans to the Borrowers and to issue (or participate in) Letters of Credit for the account of the Borrowers;

          NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1.

                                   ARTICLE I


                        DEFINITIONS AND ACCOUNTING TERMS

          SECTION 1.1.  Defined Terms.
                        -------------

          The following terms when used in this Agreement, including the preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

          "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). For purposes hereof, "control" means the power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Without limiting the foregoing, (i) a Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power to vote 5% or more of the equity of such Person (on a fully diluted basis) having ordinary voting power for the election of directors, managing general partners or managers of such Person and
(ii) a Person shall be deemed to "control" any other Person if such Person possesses, directly or indirectly, the power to vote 5% or more of the equity of such other Person (on a fully diluted basis) having ordinary voting power for the election of directors, managing general partners or managers of such other Person.

          "Agent" is defined in the Preamble and includes each other Person appointed as the successor Agent pursuant to Section 9.9.

          "Agent-Related Persons" means BofA and any successor agent arising under Section 9.9, together with Affiliates of BofA or any such successor agent, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

          "Agreed Alternative Currency" is defined in Section 2.6(e).

          "Agreement" means this Amended and Restated Multicurrency Credit Agreement as amended, supplemented or otherwise modified from time to time.

          "Alternate Reference Rate" means, on any date, a fluctuating rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) equal to the greater of (a) the Reference Rate in effect on such date, and (b) the Federal Funds Rate in effect on such date plus 1/2 of 1%.

          Changes in the rate of interest on any Loans maintained as Reference Rate Loans will take effect simultaneously with each change in the Alternate Reference Rate. The Agent will give prompt notice to the Borrowers and the Lenders of changes in the Alternate Reference Rate.

          "Applicable Currency" means, as to any particular payment or Loan, Dollars or if such payment or Loan is denominated or payable in a currency other than Dollars, then the Offshore Currency in which it is denominated or is payable.

          "Applicable Margin" means, at any time, with respect to the unpaid principal amount of each Offshore Rate Loan, the applicable percentage set forth below in the column entitled "Applicable Margin for Offshore Rate Loans" opposite the Leverage Ratio in effect at such time.

             Leverage Ratio               Applicable Margin For Offshore Rate Loans
Less than 0.40: 1.0                                                            0.30%
Equal to or greater than 0.40: 1.0 but                                         0.40%
 less than 0.50: 1.0
Equal to or greater than 0.50: 1.0                                             0.50%

          The initial Applicable Margin for Offshore Rate Loans shall be 0.50%, which shall remain in effect until the delivery of a Compliance Certificate with respect to the Fourth Fiscal Quarter 1996. Upon the delivery of such Compliance Certificate, and thereafter, the Applicable Margin shall be based on the Leverage Ratio in effect as set forth in the Compliance Certificate most recently delivered by the U.S. Borrower to the Agent. Changes in the Applicable Margin resulting from a change in the Leverage Ratio shall become effective upon delivery by the U.S. Borrower to the Agent of a new Compliance Certificate pursuant to clause (c) of Section 7.1.1. If the U.S. Borrower shall fail to deliver a Compliance Certificate within 45 days after the end of any Fiscal Quarter as required pursuant to clause (c) of Section 7.1.1, the Applicable Margin from and including the 46th day after the end of such Fiscal Quarter to but not including the date the U.S. Borrower delivers to the Agent a Compliance Certificate shall conclusively be presumed to equal the highest Applicable Margin.

          "Arranger" is defined in the preamble.

          "Asset Disposition" means the disposition whether by sale, lease, transfer, loss, damage, destruction, condemnation or otherwise of any of the assets of either Borrower or any of its respective Subsidiaries other than dispositions permitted under Section 7.2.10.

          "Assignment and Acceptance Agreement" is defined in clause (a)(ii) of
Section 10.11.

          "Attorney Costs" means and includes all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel; provided, that with respect to any particular matter related to the negotiation and documentation of the transaction contemplated by this Agreement or any amendment or modification hereof, Attorney Costs will be limited to either the fees and disbursements of any external counsel or the fees and disbursements of internal counsel.

          "Authorized Officer" means, with respect to any Obligor, those of its officers whose signatures and incumbency shall have been certified to the Agent and the Lenders pursuant to Section 5.1.1.

          "BofA" means Bank of America National Trust and Savings Association, a national banking association.

          "BAI" means Bank of America Illinois, an Illinois banking corporation.

          "Banking Day" means any day other than a Saturday, Sunday or other day on which commercial banks in Chicago, Illinois, San Francisco, California or New York, New York are authorized or required by law to close and (i) with respect to disbursements and payments in Dollars with respect to Offshore Rate Loans, a day on which dealings are carried on in the applicable offshore Dollar interbank market, (ii) with respect to any disbursements and payments in any Offshore Currency Loan, a day on which dealings in the relevant Offshore Currency are carried on in the applicable offshore foreign exchange interbank market in which disbursement of or payment in such Offshore Currency will be made or received hereunder and (iii) with respect to any calculations pertaining to any Offshore Currency Loan, a day on which commercial banks are open for foreign exchange business in London, England.

          "Borrowers" shall mean the U.S. Borrower and, upon execution of the Counterpart Agreement referred to in Section 5.2.1 and satisfaction of the other conditions set forth in Section 5.2, the German Borrower, collectively, and "Borrower" shall mean either the U.S. Borrower or the German Borrower, as approprate.

          "Borrowing" means the Loans of the same type and, in the case of Offshore Rate Loans, having the same Interest Period, made by all Lenders on the same Banking Day and pursuant to the same Borrowing Request in accordance with
Section 2.1.

          "Borrowing Request" means a loan request and certificate duly completed and executed by an Authorized Officer of a Borrower, substantially in the form of Exhibit B-1 hereto.

          "Capitalization" means, at any time, the sum of the Debt of Dura and its Subsidiaries at such time on a consolidated basis, plus the total shareholder's equity of Dura and its Subsidiaries on a consolidated basis, determined in accordance with GAAP.

          "Capitalized Lease Liabilities" means all monetary obligations of any Person and its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

          "Cash Equivalent Investment" means (a) marketable direct obligations issued or unconditionally guarantied by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (b) commercial paper maturing no more than 270 days from the date issued and having a rating of at least A-1 from Standard & Poor's Corporation or at least P-1 from Moody's Investors Services, Inc.; (c) certificates of deposit or bankers' acceptances maturing within one year from the date of issuance thereof issued by, or overnight reverse repurchase agreements from, any Lender or any other commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $500,000,000 and not subject to setoff rights in favor of such bank; and (d) investments with foreign governmental entities which are members of the OECD (as hereafter defined) or foreign banks organized under the laws of countries which are members of the OECD, similar to the investments set forth in clause (a), (b) and (c) above, so long as such foreign bank has combined capital and surplus of a Dollar Equivalent of no less than $500,000,000.

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

          "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

          "Change in Control" means any of the following events:

          (a) The failure of Onex U.S. Investments, Inc. and J2R Corporation and its stockholders to own, directly, at least 15% of the issued and outstanding shares of capital stock of Dura, on a fully diluted basis, or the failure of Onex U.S. Investments, Inc. and J2R Corporation to be able to elect a majority of the members of the board of directors of Dura (either directly or through proxy), or the failure of J2R Corporation and its stockholders to own, directly, at least 2% of the issued and outstanding shares of capital stock of Dura, on a fully diluted basis;

          (b) The failure of Dura at any time to own, directly and free and clear of all Liens, 100% of the issued and outstanding shares of capital stock of MC, on a fully diluted basis (provided, that the merger of MC into Dura or the U.S. Borrower shall not constitute a Change in Control);

          (c) The failure of MC (or, upon the merger of MC into Dura or the Borrower, Dura) at any time to own, directly and free and clear of all Liens (other than the Liens of the Agent), 100% of the issued and outstanding shares of capital stock of the U.S. Borrower, on a fully diluted basis;

          (d) The failure of Sankey A. Johnson or his family members (or any trust arrangement established for estate planning purposes for the benefit of such family members), or Scott Rued or his family members (or any trust arrangement established for estate planning purposes for the benefit of such family members), in the aggregate, at any time to own, directly, at least 51% of the issued and outstanding shares of capital stock of J2R Corporation, on a fully diluted basis;

          (e) The failure of the U.S. Borrower to own 100% of the equity interests in KPI Michigan; or

          (f) the failure of the U.S. Borrower to own 100% of the equity interests in the German Borrower.

          "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

          "Commitment Termination Event" means (a) the occurrence of any Default described in clauses (a) through (d) of Section 8.1.9; or (b) the occurrence and continuance of any other Event of Default and either (i) the declaration of the Loans to be due and payable pursuant to Section 8.3, or (ii) in the absence of such declaration, the giving of notice by the Agent, acting at the direction of the Required Lenders, to the Borrowers that the Revolving Loan Commitments have been terminated.

          "Compliance Certificate" means a certificate duly completed and executed by the chief financial Authorized Officer of the U.S. Borrower, substantially in the form of Exhibit C hereto.

          "Computation Date" has the meaning specified in Section 2.6.(a).

          "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise is similarly contractually contingently liable upon any indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), including any agreement, undertaking or arrangement to (a) invest in, support or supply funds to any other Person, (b) assure any creditor of any other Person against loss, or (c) guaranty the payment of dividends or other distributions upon the shares of any other Person. The amount of any Contingent Liability shall be deemed to be the maximum amount of the liability guaranteed thereby.

          "Continuation/Conversion Notice" means a notice of continuation or conversion duly completed and executed by an Authorized Officer of a Borrower, substantially in the form of Exhibit D hereto.

          "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the U.S. Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001(b)(1) of ERISA.

          "Counterpart Agreement" means the Counterpart Agreement to be executed and delivered by the German Borrower pursuant to Section 5.2.1, in form and substance reasonably satisfactory to Agent.

          "Credit Extension" means, as the context may require, (a) the making of a Loan by a Lender; or (b) the issuance of any Letter of Credit by an Issuer.

          "Debt" of any Person means, without duplication, (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (b) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities; (c) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services if such obligations are secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such obligations shall have been assumed by such Person or is limited in recourse; and (d) all Contingent Liabilities of such Person in respect of any of the foregoing. For all purposes of this Agreement, the Debt of any Person shall include the Debt of any partnership or joint venture in which such Person is a general partner or a joint venturer (except to the extent that the express terms of the relevant partnership or joint venture agreement and applicable law provide that liabilities incurred in connection therewith are without recourse to such Person).

          "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

          "Deutschemarks" and the symbol "DM" mean lawful money of the Federal Republic of Germany.

          "Disbursement" means any payment made under a Letter of Credit by the Issuer to the beneficiary (or its assignee or transferee) of such Letter of Credit.

          "Disbursement Date" is defined in Section 2.7.2.

          "Disclosure Schedule" means the Disclosure Schedule attached hereto as
Schedule I.

          "Dollar" and the sign "$" mean lawful money of the United States.

          "Dollar Equivalent" means, at any time, (a) as to any amount denominated in Dollars, the amount thereof at such time, and (b) as to any amount denominated in an Offshore Currency, the equivalent amount in Dollars as determined by the Agent at such time on the basis of the Spot Rate for the purchase of Dollars with such Offshore Currency on the most recent Computation Date provided for in Section 2.6.(a).

          "Domestic Office" means, with respect to any Lender, the office of such Lender designated as such below its signature hereto or designated in an Assignment and Acceptance Agreement, or such other office of a Lender within the United States as may be designated from time to time by notice from such Lender to each other Person party hereto.

          "Domestic Subsidiary" means each Subsidiary of the U.S. Borrower that is incorporated or organized in the United States or any state thereof.

          "Dura" means Dura Automotive Systems, Inc., a Delaware corporation.

          "Dura Guaranty" means the guaranty executed and delivered by Dura pursuant to Section 5.13, substantially in the form of Exhibit E-2, as amended, supplemented or otherwise modified from time to time.

          "Dura Pledge Agreement" means the pledge agreement executed and delivered by Dura pursuant to Section 5.1.4, substantially in the form of Exhibit F-4, as amended, supplemented or otherwise modified from time to time.

          "EBITA" means, for any period, without duplication, the sum of (a) Net Income for such period; (b) the amount of income taxes deducted in determining Net Income for such period; (c) the amount of Interest Expense deducted in determining Net Income for such period; and (d) the amount of amortization deducted in determining Net Income for such period; provided, that the amount of any tax benefits included in determining Net Income for such period shall be deducted from EBITA for such period.

          "Effective Date" means the date this Agreement becomes effective with respect to each Borrower pursuant to Section 10.8.

          "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization of Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States, and (iii) a Person that is primarily engaged in the business of commercial banking and that is (A) a Subsidiary of a Lender, (B) a Subsidiary of a Person of which a Lender is a Subsidiary, or (C) a Person of which a Lender is a Subsidiary.

          "Environmental Laws" means CERCLA, the Resource Conservation and Recovery Act of 1987, the Toxic Substances Control Act and all federal, state, local and applicable foreign statutes, laws, ordinances, codes, rules and regulations (including consent decrees and administrative orders), relating to the regulation, conservation and protection of the environment and effects thereof on public health and safety, including the health and safety of employees.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

          "Eurocurrency Reserve Percentage" means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the nearest 1/100th of 1%) in effect on such day (whether or not applicable to any Lender) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" under Regulation D of the Federal Reserve Board) having a term comparable to such Interest Period.

          "Event of Default" is defined in Section 8.1.

          "Federal Funds Rate" means, for any day, the rate per annum set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such day (or, if such day is not a Banking Day, for the Banking Day preceding such day) opposite the caption "Federal Funds (Effective)". If on any day upon which the Federal Funds Rate is to be determined the rate for such day (or, if such day is not a Banking Day, for the Banking Day preceding such day) is not yet published in H.15(519), the rate for such day, for purposes of such determination, will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotation") for such day (or, if such day is not a Banking Day, for the Banking Day preceding such day) under the caption "Federal Funds Effective Rate". If on any day upon which the Federal Funds Rate is to be determined the rate for such day (or, if such day is not a Banking Day, for the Banking Day preceding such day) is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day, for purposes of such determination, will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York time) on that day (or, if such day is not a Banking Day, on the Banking Day preceding such day) by each of three (3) leading brokers of recognized standing of Federal funds transactions in New York City selected by the Agent.

          "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

          "Fee Letter" means that certain confidential letter, dated as of November 13, 1996, to the U.S. Borrower from the Agent and the Arranger regarding certain fees to be paid in connection with this Agreement.

          "Fiscal Quarter" means any of the four consecutive 13 week periods of a Fiscal Year, the first of which periods commences on the first day of such Fiscal Year and the last of which periods ends on the last day of such Fiscal Year; provided, that with respect to a Fiscal Year ending on the Sunday nearest December 31 of a calendar year consisting of 366 days, the first Fiscal Quarter of such Fiscal Year shall be a 14 week period; references to the "First," "Second," Third" or "Fourth" Fiscal Quarter followed by a number corresponding to any calendar year (e.g., the "Third Fiscal Quarter 1996") refers to the first, second, third or fourth Fiscal Quarter, as the case may be, of the Fiscal Year ending on the Sunday nearest December 31 occurring during such calendar year.

          "Fiscal Year" means any period of 52 consecutive weeks ending on the Sunday nearest December 31; provided, that with respect to a Fiscal Year ending on the Sunday nearest December 31 of a calendar year consisting of 366 days, the first Fiscal Quarter of such Fiscal Year shall be 14 week period; references to the "First," "Second," Third" or Fourth" Fiscal Quarter followed by a number corresponding to any calendar year (e.g., the "Third Fiscal Quarter 1996") refers to the first, second, third or fourth Fiscal Quarter, as the case may be, of the Fiscal Year ending on the Sunday nearest December 31 occurring during such calendar year.

          "Fiscal Year" means any period of 52 consecutive weeks ending on the Sunday nearest December 31, provided, that with respect to a Fiscal Year ending on the Sunday nearest December 31 of a calendar year consisting of 366 days, Fiscal Year means the period of 53 consecutive weeks ending on the Sunday nearest December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "1996 Fiscal Year") refer to the Fiscal Year ending on the Sunday nearest December 31 occurring during such calendar Year.

          "FX Trading Office" means the Foreign Exchange Trading Center, Chicago, Illinois, of BofA, or such other of BofA's offices which engage in trading in foreign currency as BofA may designate from time to time.

          "GAAP" is defined in Section 1.4.

          "German Acquisition" means the acquisition by the German Borrower of the shares and partnership interests in Klaus X. and Piet J. Vorbruggen GmbH. Vofa Production Centers Vorbruggen GmbH & Co. KG, Vofa Seilzug Beteiligungs GmbH. Vofa Seilzug GmbH & Co. Vertriebs - KG and Vofa S. A.

          "German Borrower" means Kimanus Vermogensverwaltung GmbH.

          "German Letter of Credit Outstandings" means on any date, an amount equal to the sum of (a) the then aggregate amount which is undrawn and available under all issued and outstanding German Letters of Credit; and (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations with respect to German Letters of Credit.

          "German Letters of Credit" is defined in Section 2.1.2.
delivered by the German Borrower pursuant to Section 5.2.4 , in form and substance reasonably satisfactory to Agent, as amended, supplemented or modified from time to time.

          "German Revolving Loan Commitment" is defined in Section 2.1.2.

          "German Revolving Loan Commitment Amount" means on any day,
$30,000,000.

          "German Revolving Loans" is defined in Section 2.1.2.

          "Guaranties" mean the Subsidiary Guaranties and the Dura Guaranty and the MC Guaranty.

          "Hazardous Material" means (a) any "hazardous substance", as defined by CERCLA; (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended; (c) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance (including any petroleum product) within the meaning of any Environmental Laws; (d) any radioactive material, including any source, special nuclear or by-product material as defined at 42 U.S.C. (S)2011 et seq., as amended or hereafter amended; and (e) asbestos in any form or condition which is or could become friable.

          "Hedging Obligations" means, with respect to any Person, all liabilities of such Person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

          "Impermissible Qualification" means, with respect to the opinion or certification of any independent public accountant as to any financial statement of Dura, any qualification or exception to such opinion or certification (a) which is of a "going concern" or similar nature; (b) which relates to the limited scope of examination of matters materially relevant to such financial statement; or (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrowers to be in default of any of its obligations under Section 7.2.4.

          "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person; (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities; (d) net liabilities of such Person under all Hedging Obligations;
(e) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services if such obligations are secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such obligations shall have been assumed by such Person or is limited in recourse; and (f) all Contingent Liabilities of such Person in respect of any of the foregoing. For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer (except to the extent that the express terms of the relevant partnership or joint venture agreement and applicable law provide that liabilities incurred in connection therewith are without recourse to such Person).

          "Indemnified Liabilities" is defined in Section 10.4.

          "Indemnified Parties" is defined in Section 10.4.

          "Interest Coverage Ratio" means, for any period, the ratio of (a) EBITA for such period; to (b) Interest Expense for such period.

          "Interest Expense" means for any period, the aggregate consolidated interest expense, net of interest income, of Dura and its Subsidiaries for such period, on a consolidated basis, as determined in accordance with GAAP, including, without duplication, (i) fees paid or owed pursuant to Sections 3.3.1 and 3.3.2 for such period, (ii) amounts paid (net of amounts received) under Hedging Obligations for such period, (iii) the portion of any payments made in respect of Capitalized Lease Liabilities of Dura and its Subsidiaries allocable to interest expense for such period, and (iv) letter of credit fees paid or owed pursuant to Section 3.3.3 for such period.

          "Interest Period" means with respect to any Offshore Rate Loan, the period commencing on the Banking Day the Loan is disbursed or continued or on the Conversion Date on which a Loan is converted to an Offshore Rate Loan and ending on (but excluding) the date one, two, three or six months thereafter, as selected by a Borrower in its Notice of Borrowing or Notice of Conversion/Continuation;

          provided, that:

               (i) if any Interest Period pertaining to an Offshore Rate Loan would otherwise end on a day which is not a Banking Day, that Interest Period shall be extended to the next succeeding Banking Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Banking Day;

               (ii) any Interest Period pertaining to an Offshore Rate Loan that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Banking Day of the calendar month at the end of such Interest Period; and

               (iii) no Interest Period for any Revolving Loan shall extend beyond December 31, 2001.

          "Investment" means, with respect to any Person, (a) any loan, advance or deposit made by such Person to any other Person (excluding commission, travel, petty cash and similar advances to officers and employees made in the ordinary course of business); (b) any Contingent Liability of such Person incurred in connection with loans, advances or deposits described in clause (a); and (c) any ownership or similar interest held by such Person in any other Person. The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (without adjustment by reason of the financial condition of such other Person) and, if made by the transfer or exchange of property other than cash, the amount of any such Investment shall be the fair market value of such property at the time of such transfer or exchange.

          "Issuance Request" means an issuance request duly completed and executed by the chief executive, accounting or financial Authorized Officer of a Borrower, substantially in the form of Exhibit B-2 hereto.

          "Issuer" means BAI, or any Affiliate of BAI, in its capacity as issuer of the Letters of Credit.

          "KPI Indiana" means Sparton Engineered Products, Inc., KPI Group, an Indiana corporation.

          "KPI Michigan" means Sparton Engineered Products, Inc., KPI Group, a Michigan corporation, as successor corporation of the merger of KPI Indiana with and into KPI Michigan, and whose name is to be changed to Dura Automotive Systems, Inc., Shifter Operations immediately following the merger.

          "KPI Purchase Agreement" means that certain Stock and Asset Purchase Agreement among Sparton Corporation, Lako, and Dura dated October 3, 1996, as amended, modified and supplemented in accordance with the terms hereof and thereof to the date hereof.

          "KPI Transaction" means the acquisition by U.S. Borrower of the stock of KPI Michigan and KPI Indiana, the merger of KPI Indiana and KPI Michigan with KPI Michigan being the surviving entity and the acquisition by KPI Michigan of certain assets and liabilities of Lako.

          "Lako" means Sparton Engineered Products, Inc., Lake Odessa Group, a Michigan corporation.

          "Lenders" is defined in the preamble, and shall include the Issuer and any financial institution that becomes a Lender pursuant to the terms of Section 10.11.

          "Letter of Credit Outstandings" means on any date, an amount equal to the sum of the U.S. Letter of Credit Outstandings and the German Letter of Credit Outstandings.

          "Letters of Credit" means the U.S. Letters of Credit and the German Letters of Credit.

          "Leverage Ratio" means, as of the last day of any Fiscal Quarter, the ratio of (a) the aggregate principal amount of Debt of Dura and its Subsidiaries on a consolidated basis outstanding on the last day of such Fiscal Quarter; to
(b) the total Capitalization of Dura and its Subsidiaries on a consolidated basis on such date.

          "LIBOR" means (i) with respect to Offshore Rate Loans denominated in Dollars, the rate of interest per annum determined by the Agent to be the rate of interest per annum (rounded upward to the nearest 1/16th of 1%) notified to the Agent by the Reference Bank as the rate of interest at which Dollar deposits and in the approximate amount of the Loan to be made or continued as, or converted into, an Offshore Rate Loan and having a maturity comparable to such

Interest Period would be offered by BofA's Grand Cayman Branch, Grand Cayman B.W.I. (or such other office as may be designated by BofA) to major banks in the offshore interbank market upon request of such banks at approximately 11:00 a.m. (Chicago time) on the second Banking Day prior to the commencement of such Interest Period, and (ii) with respect to Offshore Rate Loans denominated in a currency other than Dollars, the rate of interest per annum determined by the Agent to be the rate of interest per annum (rounded upward to the nearest 1/16th of 1%) notified to the Agent by the Reference Bank as the rate of interest at which deposits in the relevant currency and in the approximate amount of the amount of the Loan to be made or continued as, or converted into, an Offshore Rate Loan and having a maturity comparable to such Interest Period would be offered by the Reference Bank to major banks in the London interbank market at their request at or about 11:00 a.m. (London time) on the second Banking Day prior to the commencement of such Interest Period.

          "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

          "Loan" means a Revolving Loan of any type.

          "Loan Documents" means this Agreement, the Notes, the Pledge Agreement, the Dura Pledge Agreement, the MC Pledge Agreement, the Guaranties, the Fee Letter, the Mortgages, the Security Agreement, the Subsidiary Security Agreements and all other instruments, documents and agreements executed by or on behalf of any Obligor in connection with the Loans and other financing transactions relating to this Agreement, all as amended, supplemented or modified from time to time.

          "Material Adverse Effect" means (a) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of Dura and its Subsidiaries taken as a whole or (b) the material impairment of the ability of any Obligor to perform its obligations under any Loan Document to which it is a party or of the Agent or any Lender to enforce or collect any of the Obligations.

          "MC" means MC Holding Corp., a Delaware corporation.

          "MC Guaranty" means the Amended and Restated Guaranty executed and delivered by MC pursuant to Section 5.1.3, substantially in the form of Exhibit E-1, as amended, supplemented or otherwise modified from time to time.

          "MC Pledge Agreement Reaffirmation" means the pledge agreement reaffirmation executed and delivered by MC pursuant to Section 5.1.4, substantially in the form of Exhibit F-1, as amended, supplemented or otherwise modified from time to time.

          "Mortgage" means each of the mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, collateral assignment of leases or other real estate security documents executed and delivered pursuant to Section 5.1.6, as each may be amended, supplemented or otherwise modified from time to time.

          "Net Income" means, for any period, the aggregate of all amounts (including all amounts in respect of any extraordinary gain or loss) which, in accordance with GAAP, would be included as net income on the consolidated statements of income of Dura and its Subsidiaries for such period.

          "Net Worth" means, at any time, the sum of all amounts which, in accordance with GAAP would be included under shareholders' equity of Dura plus (to the extent not included in shareholders' equity) preferred stock on the consolidated balance sheet of Dura at such time.

          "Note" means a Revolving Note.

          "Notice of Conversion/Continuation" means a notice given by a Borrower to Agent pursuant to Section 2.4, in substantially the form of Exhibit D.

          "Obligations" means all obligations, liabilities and indebtedness of every nature of a Borrower from time to time owed to the Agent or any Lender under the Loan Documents including the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all Hedging Obligations, fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable whether before or after the filing of a proceeding under the Bankruptcy Code by or against such Borrower.

          "Obligor" means each Borrower and any other Person (other than the Agent, the Arranger or any Lender) obligated under any Loan Document.

          "Offshore Currency" means, at any time, any Deutschemarks and any Agreed Alternative Currency.

          "Offshore Currency Loan" means any Offshore Rate Loan denominated in an Offshore Currency.

          "Offshore Currency Loan Sublimit" means, as to all Offshore Currencies in the aggregate, $50,000,000.

          "Offshore Lending Office" means, with respect to each Lender, the office of such Lender designated as such in the signature pages hereto or designated in an Assignment and Acceptance Agreement, or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Agent.

          "Offshore Rate" means, for each Interest Period in respect of Offshore Rate Loans comprising part of the same Borrowing, an interest rate per annum (rounded upward to the nearest 1/16th of 1%) determined pursuant to the following formula:

Offshore Rate =                LIBOR
               --------------------------------------
               1.00 - Eurocurrency Reserve Percentage

          The Offshore Rate shall be adjusted automatically as of the effective date of any change in the Eurocurrency Reserve Percentage.

          "Offshore Rate Loan" means a Loan that bears interest based on the Offshore Rate.

          "Organic Document" means with respect to any Obligor, its certificate of incorporation, its by-laws or other organizational document and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock.

          "Overnight Rate" means, for any day, the rate of interest per annum at which overnight deposits in the Applicable Currency in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by BofA's London branch to major banks in the London or other applicable Offshore interbank market.

          "Participant" is defined in Section 10.11(d).

          "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to its functions under ERISA.

          "Pension Plan" means a "pension plan", as such term is defined in
Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA), and to which the U.S. Borrower or any corporation, trade or business that is, along with the U.S. Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of
Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

          "Percentage" means, with respect to any Lender, the percentage set forth opposite its signature hereto, as such percentage may be adjusted from time to time pursuant to an Assignment and Acceptance Agreement.

          "Person" means any natural person, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

          "Plan" means any Pension Plan or Welfare Plan.

          "Quarterly Payment Date" means the last day of each March, June, September, and December.

          "Reference Bank" shall mean BofA.

          "Reference Rate" means, at any time, the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California as its "reference rate"; such rate set by BofA is based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the Reference Rate shall take effect at the opening of business on the day specified in the public announcement of such change.

          "Reference Rate Loan" means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Reference Rate.

          "Reimbursement Obligation" is defined in Section 2.7.3.

          "Release" means a "release", as such term is defined in CERCLA.

          "Required Lenders" means, at any time, Lenders holding at least 60% of the sum of then aggregate outstanding principal amount of the Revolving Loan Commitments (or, if the Revolving Loan Commitments have been terminated, the aggregate outstanding principal amount of the Revolving Loans and Letter of Credit Outstandings).

          "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a governmental authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

          "Resource Conservation and Recovery Act" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as in effect from time to time.

          "Revolving Loans" means the U.S. Revolving Loans and the German Revolving Loans and "Revolving Loan" means, as the context may require, either a U.S. Revolving Loan or a German Revolving Loan.

          "Revolving Loan Commitment" means, with respect to any Lender, such Lender's obligation to make Revolving Loans and participate in Letters of Credit pursuant to Sections 2.1.1 and 2.1.2.

          "Revolving Loan Commitment Amount" means, (i) $150,000,000 from the date hereof through December 31, 1999, and (ii) $125,000,000 thereafter; provided that in the event that the conditions set forth in Section 5.2 hereof are not satisfied on or before the 90th day following the date hereof, such amount shall be $120,000,000 at all times thereafter. In each case, such amount shall be adjusted in the event that it is permanently reduced from time to time pursuant to Section 2.2.

          "Revolving Loan Commitment Termination Date" means the earliest of (a) December 31, 2001; (b) the date on which the Revolving Loan Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.2; and (c) the date on which any Commitment Termination Event occurs.

          "Revolving Note" means a promissory note of a Borrower payable to a Lender, in the form of Exhibit G-1 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of such Borrower to such Lender resulting from outstanding Revolving Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

          "Security Agreement" means the Amended and Restated Security Agreement executed and delivered by the U.S. Borrower pursuant to Section 5.1.5, substantially in the form of Exhibit H-1 hereto, as amended, supplemented or otherwise modified from time to time.

          "Spot Rate" for a currency means the rate quoted by BofA as the spot rate for the purchase by BofA of such currency with another currency through its FX Trading Office at approximately 10:00 a.m. (Chicago time) on the date two (2) Banking Days prior to the date as of which the foreign exchange computation is made.

          "Stated Amount" of each Letter of Credit means the total amount available to be drawn under such Letter of Credit upon the issuance thereof.

          "Stated Expiry Date" is defined in Section 2.7.

          "Stated Maturity Date" means December 31, 2001.

          "Subsidiary" means, with respect to any Person, any corporation, partnership, association or other business entity of which more than 50% of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

          "Subsidiary Guarantors" means each of KPI Michigan and any other Domestic Subsidiary now or hereafter existing which executes a Subsidiary Guaranty.

          "Subsidiary Guaranty" means each Subsidiary Guaranty executed and delivered pursuant to Section 5.1.3, substantially in the form of Exhibit I hereto, as amended, supplemented or otherwise modified from time to time.

          "Subsidiary Security Agreements" means the Security Agreements executed and delivered by KPI Michigan purusant to Section 5.1.3, substantially in the form of Exhibit H-2 hereto and each other security ageement executed and delivered by each Domestic Subsidiary of the U.S. Borrower from time to time hereafter, as amended, supplemented or otherwise modified from time to time.

          "Taxes" is defined in Section 4.6.

          "Transferee" is defined in clause (e) of Section 10.11.

          "U.C.C." means the Uniform Commercial Code as from time to time in effect in the State of Illinois.

          "United States" or "U.S." means the United States of America, its fifty States and the District of Columbia.

          "U.S. Borrower" means Dura Operating Corp., a Delaware corporation.

          "U.S. Guaranty" means, the U.S. Guaranty executed and delivered pursuant to Section 5.2.6, substantially in the form of Exhibit E-3 hereto, as amended, supplemented or modified from time to time.

          "U.S. Letter of Credit Outstanding" means, on any date, an amount equal to the sum of (a) the then aggregate amount which is undrawn and available under all issued and outstanding U.S. Letters of Credit; and (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations with respect to U.S. Letters of Credit.

          "U.S. Letters of Credit" is defined in Section 2.1.1.

          "U.S. Pledge Agreements" means the pledge agreements and reaffirmations thereof executed and delivered by the U.S. Borrower substantially in the form of Exhibit F-2 and F-3, as amended, supplemented or otherwise modified from time to time.

          "U.S. Revolving Loan Commitment" is defined in Section 2.1.1.

          "U.S. Revolving Loans" is defined in Section 2.1.1.

          "VOFA Group" means those Subsidiaries of the German Borrower acquired pursuant to the German Acquisition.

          "Welfare Plan" means a "welfare plan", as such term is defined in
Section 3(1) of ERISA.

          SECTION 1.2.  Use of Defined Terms.

          Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each Loan Document, Borrowing Request, Issuance Request, Continuation/ Conversion Notice, Compliance Certificate, notice or other communication delivered from time to time in connection with this Agreement or any other Loan Document. The terms "herein," "hereof," "hereto," "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document. The terms "including" and "include" mean including without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by a referable to and enumeration of specific matters, to matters similar to the matters specifically mentioned.

          SECTION 1.3.  Cross-References.

          Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

          SECTION 1.4.  Accounting and Financial Determinations.

          Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or under any other Loan Document shall be made, and all financial statements required to be delivered hereunder or under any other Loan Document shall be prepared, in accordance with those generally accepted accounting principles ("GAAP") applied in the preparation of the financial statements referred to in Section 6.5. If any changes in accounting principles from those used in the preparation of the financial statements referred to in
Section 6.5 hereafter occur as a result of the promulgation of rules, regulations, pronouncements, or opinions by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and result in a change in the method of calculation of financial covenants, standards, or terms found in this Agreement, the Borrowers, the Agent and the Required Lenders agree to enter into negotiations to amend such financial covenants, standards or terms so as to equitably reflect such changes with the desired result that the evaluations of Dura's and its Subsidiaries' financial condition shall be the same after such changes as if such changes had not been made; provided, however, that until the parties hereto have reached a definitive agreement on such amendments, Dura's and its Subsidiaries' financial condition shall continue to be evaluated on the same principles as those used in the preparation of the financial statements referred to in Section 6.5 prior to such change in accounting principles.


                                   ARTICLE II


                COMMITMENTS, BORROWING AND ISSUANCE PROCEDURES,
                          NOTES AND LETTERS OF CREDIT

          SECTION 2.1.  Commitments.

          On the terms and subject to the conditions of this Agreement (including Article V),

          (a) each Lender severally agrees to make Loans pursuant to the Revolving Loan Commitments described in this Section 2.1; and

          (b) the Issuer severally agrees that it will issue Letters of Credit pursuant to Section 2.1.3, and each other Lender severally agrees that it will purchase participation interests in such Letters of Credit pursuant to Section 2.1.1, Section 2.1.2 and Section 2.7.1.

          SECTION 2.1.1.  U.S. Revolving Loan Commitment.

          From time to time on any Banking Day occurring prior to the Revolving Loan Commitment Termination Date, each Lender will (i) make Loans (relative to such Lender, its "U.S. Revolving Loans") to the U.S. Borrower equal to such Lender's Percentage of the aggregate amount of the Borrowing of U.S. Revolving Loans requested by the U.S. Borrower to be made on such day and (ii) participate in letters of credit issued by the Issuer (the "U.S. Letters of Credit") for the account of the U.S. Borrower equal to such Lender's Percentage of the aggregate face amount of such U.S. Letters of Credit requested to be issued by the U.S. Borrower on such day. The Commitment of each Lender described in this Section
2.1.1 is herein referred to as its "U.S. Revolving Loan Commitment". On the terms and subject to the conditions hereof, the U.S. Borrower may from time to time borrow, prepay and reborrow U.S. Revolving Loans.

          SECTION 2.1.2.  German Revolving Commitment.

          From time to time on any Banking Day occurring prior to the Revolving Loan Commitment Termination Date, each Lender will (i) make Loans (relative to such Lender, its "German Revolving Loans") to the German Borrower equal to such Lender's Percentage of the aggregate amount of the Borrowing of German Revolving Loans requested by the German Borrower to be made on such day and (ii) participate in letters of credit issued by the Issuer (the "German Letters of Credit") for the account of the German Borrower equal to such Lender's Percentage of the aggregate face amount of such German Letters of Credit requested to be issued by the German Borrower on such day. The commitment of each Lender described in this Section 2.1.2 is herein referred to as its "German Revolving Loan Commitment." On the terms and subject to the conditions hereof, the German Borrower may from time to time borrow, prepay and reborrow German Revolving Loans.

          SECTION 2.1.3.  Letter of Credit Terms.

          From time to time on any Banking Day prior to the Revolving Loan Commitment Termination Date, the Issuer will

          (a) issue one or more Letters of Credit for the account of a Borrower in Stated Amounts and in the Applicable Currency requested by such Borrower on such day; or

          (b) extend the Stated Expiry Date of an existing Letter of Credit previously issued hereunder to a date not later than the earlier of (i) the Revolving Loan Commitment Termination Date and (ii) one year from the date of such extension.

The form of each Letter of Credit shall be reasonably acceptable to the Issuer.

          SECTION 2.1.4.  Lenders Not Permitted or Required to Make Loans.

          No Lender shall be permitted or required to make

          (a) any German Revolving Loan, if after giving effect thereto, the aggregate outstanding principal Dollar Equivalent amount of all German Revolving Loans at such time

          (i) of all Lenders, together with the aggregate principal Dollar Equivalent amount of all German Letter of Credit Outstandings at such time, would exceed the German Revolving Commitment Amount, or

          (ii) of such Lender, together with such Lender's Percentage of the aggregate principal Dollar Equivalent of all German Letter of Credit Outstandings at such time, would exceed such Lender's Percentage of the German Revolving Loan Commitment Amount;

          (b) any Revolving Loan if, after giving effect thereto, the aggregate outstanding principal Dollar Equivalent amount of all Revolving Loans at such time

          (i) of all Lenders, together with the aggregate principal Dollar Equivalent amount of all Letter of Credit Outstandings at such time, would exceed the Revolving Loan Commitment Amount, or

          (ii) of such Lender, together with such Lender's Percentage of the aggregate principal Dollar Equivalent amount of all Letter of Credit Outstandings at such time, would exceed such Lender's Percentage of the Revolving Loan Commitment Amount; or

          (c) any Offshore Currency Loans if, after giving effect thereto, the aggregate outstanding principal Dollar Equivalent amount of such Offshore Currency Loans at such time, together with the aggregate Dollar Equivalent of all Letters of Credit denominated in an Offshore Currency, would exceed the Offshore Currency Loan Sublimit.

          SECTION 2.1.5. Issuer Not Permitted or Required to Issue Letters of Credit.

          The Issuer shall not be permitted or required to issue (a) any German Letter of Credit if, after giving effect thereto, the Dollar Equivalent of all German Letter of Credit Outstandings would exceed $5,000,000, (b) any German Letter of Credit if, after giving effect thereto, the sum of all German Letter of Credit Outstandings plus the aggregate principal amount of all German Revolving Loans then outstanding would exceed the German Revolving Loan Commitment Amount, (c) any U.S. Letter of Credit if, after giving effect thereto, the Dollar Equivalent of all U.S. Letter of Credit Outstandings would exceed $20,000,000, and (b) any U.S. Letter of Credit if, after giving effect thereto, the sum of all Letter of Credit Outstandings plus the aggregate principal amount of all Revolving Loans then outstanding would exceed the Revolving Loan Commitment Amount.

          SECTION 2.2.  Reduction of Commitment Amount.

          The U.S. Borrower may, from time to time on any Banking Day, voluntarily reduce the amount of the Revolving Loan Commitment Amount; provided, however, that the Revolving Loan Commitment Amount shall not be reduced to an amount below the Letter of Credit Outstandings and any such reductions shall require at least two Banking Days' prior written notice to the Agent and be permanent, and any partial reduction of such Revolving Loan Commitment Amount shall be in a minimum amount of $5,000,000 and in an integral multiple of $1,000,000.

          SECTION 2.3.  Borrowing Procedure and Funding Maintenance.

          Each Borrower may from time to time irrevocably, subject to Section 2.6(b) or circumstances arising under Article IV request pursuant to a Borrowing Request that a Borrowing be made in a minimum Dollar Equivalent amount of $500,000 and in an integral Dollar Equivalent multiple of $250,000. If the request is for a Reference Rate Loan, such Borrowing Request shall be delivered to the Agent on or before 11:00 a.m. (Chicago time) on the Banking Day such Reference Rate Loan is requested to be made. If the request is for an Offshore Rate Loan to be made in Dollars, such Borrowing Request shall be delivered to the Agent on or before 11:00 a.m. (Chicago time) at least two (2) Banking Days in advance. If the request is for an Offshore Rate Loan to be made in an Offshore Currency such Borrowing Request shall be delivered to the Agent on or before 12:00 noon (Chicago time) at least four (4) Banking Days in advance. No Borrowing Request shall be delivered more than five (5) Banking Days in advance. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Loans, in Dollars or an Offshore Currency, and shall be made on the Banking Day, specified in such Borrowing Request. The Dollar Equivalent amount of any Borrowing in an Offshore Currency will be determined by the Agent on the Computation Date therefor in accordance with
Section 2.6.(a). On or before 12:00 noon (Chicago, Illinois time) on such Banking Day each Lender shall deposit with the Agent same day funds in the Applicable Currency in an amount equal to such Lender's Percentage of the requested Borrowing if such Borrowing is to be made in Dollars, and by such time as the Agent may specify if such Borrowing is to be made in an Offshore Currency. Such deposit will be made to an account which the Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Agent shall make such funds available to the respective Borrower by wire transfer to the accounts such Borrower shall have specified in its Borrowing Request. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

          SECTION 2.4.  Continuation and Conversion Elections.

          The Borrower may from time to time irrevocably, subject to the provisions of Section 2.6(c) and the circumstances arising under Article IV, elect pursuant to a Continuation/Conversion Notice that all, or any portion, of any Loans be, in the case of Reference Rate Loans, converted into Offshore Rate Loans or, in the case of Offshore Rate Loans, converted into Reference Rate Loans or continued as Offshore Rate Loans; provided, however, that (i) in the absence of delivery of a Continuation/Conversion Notice with respect to such Offshore Rate Loans at least (x) two (2) Banking Days before the last day of the then current Interest Period with respect thereto if such Offshore Rate Loan is made in Dollars or (y) four (4) Banking Days before the last day of the then current Interest Period with respect thereto if such Offshore Rate Loan is made in an Offshore Currency such Offshore Rate Loans shall, on such last day, automatically convert to Reference Rate Loans, (ii) if a portion of such Loan is converted or continued, the minimum Dollar Equivalent amount of such portion shall be $500,000 and in an integral multiple of $250,000, (iii) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of all Lenders, and (iv) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, Offshore Rate Loans when any Default has occurred and is continuing. If the election is for a Reference Rate Loan to be converted into an Offshore Rate Loan or to continue an Offshore Rate Loan in Dollars, such Continuation/Conversion Notice shall be delivered to the Agent on or before 11:00 a.m. (Chicago time) at least (a) two (2) Banking Days in advance. If the request is for an Offshore Rate Loan in an Offshore Currency to be continued as an Offshore Rate Loan in an Offshore Currency, such Continuation/Conversion Notice shall be delivered to the Agent on or before 12:00 noon (Chicago time) at least four (4) Banking Days in advance. If the request is for an Offshore Rate Loan made in Dollars to be converted to a Reference Rate Loan, such Continuation/Conversion Notice shall be delivered to the Agent on or before 11:00 a.m. (Chicago time) on the Banking Day such conversion is to occur. No Continuation/Conversion Notice shall be delivered more than five (5) Banking Days in advance.

          SECTION 2.5.  Funding.

          Each Lender may, if it so elects, fulfill its obligation to make, continue or convert Offshore Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such Offshore Rate Loan; provided, however, that such Offshore Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such Offshore Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility; and provided, further, that such Lender shall cause such foreign branch, Affiliate or international banking facility to make the representations and agreements and to furnish the information statements required of Transferees under clause (h) of Section 10.11 hereof. In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Sections 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that each Lender elected to fund all Offshore Rate Loans by purchasing the Applicable Currency deposits in its Offshore Lending Office's interbank eurodollar market.

          SECTION 2.6. Utilization of Revolving Loan Commitments in Offshore Currencies.

          (a) The Agent will determine the Dollar Equivalent amount with respect to any (i) Borrowing comprised of Offshore Currency Loans as of the date of Borrowing specified in the Borrowing Request, (ii) outstanding Offshore Currency Loans as of the last Banking Day of each month, and (iii) outstanding Offshore Currency Loans as of any redenomination date pursuant to this Section 2.6 or Section 4.2 (each such date under clauses (i) through (iii) a "Computation Date").

          (b) In the case of a proposed Borrowing comprised of Offshore Currency Loans, the Lenders shall be under no obligation to make Offshore Currency Loans in the requested Offshore Currency as part of such Borrowing if the Agent has received notice from any of the Banks by 5:00 p.m. (Chicago time) four (4) Banking Days prior to the day of such Borrowing that such Lender cannot provide Loans in the requested Offshore Currency, in which event the Agent will give notice to such Borrower no later than 10:00 a.m. (Chicago time) on the third Banking Day prior to the requested date of such Borrowing that the Borrowing in the requested Offshore Currency is not then available, and notice thereof also will be given promptly by the Agent to the Other Lenders. If the Agent shall have so notified such Borrower that any such Borrowing in a requested Offshore Currency is not then available, such Borrower may, by notice to the Agent not later than 5:00 p.m. (Chicago time) three (3) Banking Days prior to the requested date of such Borrowing, withdraw the Borrowing Request relating to such requested Borrowing. If such Borrower does so withdraw such Borrowing Request, the Borrowing requested therein shall not occur and the Agent will promptly so notify each Lender. If such Borrower does not so withdraw such Borrowing, the Agent will promptly so notify each Lender and such Borrowing Request shall be deemed to be a Borrowing Request that requests a Borrowing comprised of Reference Rate Loans in an aggregate amount equal to the amount of the originally requested Borrowing as expressed in Dollars in the Borrowing Request; and in such notice by the Agent to each Lender the Agent will state such aggregate amount of such Borrowing in Dollars and such Lender's Percentage thereof.

          (c) In the case of a proposed continuation of Offshore Currency Loans for an additional Interest Period pursuant to Section 2.4, the Lenders shall be under no obligation to continue such Offshore Currency Loans if the Agent has received notice from any of the Lenders by 5:00 p.m. (Chicago time) four (4) Banking Days prior to the day of such continuation that such Lender cannot continue to provide Loans in the relevant Offshore Currency, in which event the Agent will give notice to such Borrower not later than 10:00 a.m. (Chicago time) on the third Banking Day prior to the requested date of such continuation that the continuation of such Offshore Currency Loans in the relevant Offshore Currency is not then available, and notice thereof also will be given promptly by the Agent to the Lenders. If the Agent shall have so notified such Borrower that any such continuation of Offshore Currency Loans is not then available, any Notice of Continuation/Conversion with respect thereto shall be deemed withdrawn and such Offshore Currency Loans shall be redenominated into Reference Rate Loans in Dollars with effect from the last day of the Interest Period with respect to any such Offshore Currency Loans. The Agent will promptly notify such Borrower and the Lenders of any such redenomination and in such notice by the Agent to each Lender the Agent will state the aggregate Dollar Equivalent amount of the redenominated Offshore Currency Loans as of the Computation Date with respect thereto and such Lender's Percentage thereof.

          (d) Notwithstanding anything herein to the contrary, during the existence of an Event of Default, upon the request of the Required Lenders, all or any part of any outstanding Offshore Currency Loans shall be redenominated and converted into Reference Rate Loans in Dollars on the last day of the Interest Period with respect to any such Offshore Currency Loans. The Agent will promptly notify Borrowers of any such redenomination and conversion request.

          (e) A Borrower shall be entitled to request that Loans hereunder also be permitted to be made in any other lawful currency constituting a eurocurrency (other than Dollars and Deutschemarks), in addition to the eurocurrencies specified in the definition of "Offshore Currency" herein, that in the opinion of all the Lenders is at such time freely traded in the Offshore interbank foreign exchange markets and is freely transferable and freely convertible into Dollars (an "Agreed Alternative Currency"). A Borrower shall deliver to the Agent any request for designation of an Agreed Alternative Currency in accordance with this Section 2.6.(e), to be received by the Agent not later than 10:00 a.m. (Chicago time) at least seven (7) Banking Days in advance of the date of any Borrowing hereunder proposed to be made in such Agreed Alternative Currency. Upon receipt of any such request the Agent will promptly notify the Lenders thereof. Each Lender may grant or accept such request in its sole discretion. The Agent will promptly notify such Borrower of the acceptance or rejection of any such request.

          SECTION 2.7.  Letter of Credit Issuance Procedures.

          Each Borrower may, from time to time irrevocably request pursuant to an Issuance Request, on not less than three (3) Banking Days' notice, that the Issuer issue, or extend the Stated Expiry Date of, as the case may be, a Letter of Credit. Upon receipt of an Issuance Request, the Agent shall promptly notify the Issuer and each Lender thereof. Each Letter of Credit shall by its terms be stated to expire on a date (its "Stated Expiry Date") no later than the earlier of (i) the Revolving Loan Commitment Termination Date and (ii) one year from the date of issuance, as such date may be extended pursuant to this Section 2.7 and
Section 2.1.3(b).

          SECTION 2.7.1.  Other Lenders' Participation.

          Upon the issuance of each Letter of Credit issued by the Issuer pursuant hereto, and without further action, each Lender shall be deemed to have irrevocably purchased, to the extent of its Percentage, a participation interest in such Letter of Credit (including the Contingent Liability and any Reimbursement Obligation with respect thereto) as provided in Section 2.1.1 and
Section 2.1.2, and such Lender shall, to the extent of its Percentage, be responsible for reimbursing promptly (and in any event within one Banking Day) the Issuer for Reimbursement Obligations which have not been reimbursed by the applicable Borrower in accordance with Section 2.7.2 and Section 2.7.3. Upon such reimbursement by Lenders of the Issuer, the applicable Borrower shall be obligated to reimburse the Lenders. In addition, such Lender shall, to the extent of its Percentage, be entitled to receive a ratable portion of the letter of credit fees payable pursuant to Section 3.3 with respect to each Letter of Credit and of interest payable pursuant to Section 3.2.

          SECTION 2.7.2.  Disbursements.

          The Issuer will notify the applicable Borrower and the Agent promptly of the presentment for payment of any Letter of Credit issued by the Issuer, together with notice of the date (the "Disbursement Date") such payment shall be made. Prior to 11:00 a.m., Chicago, Illinois time, on the first Banking Day following the Disbursement Date, such Borrower will reimburse the Agent, for the account of the Issuer, or if the Lenders have reimbursed the Agent, such Borrower will reimburse the Lenders, for all amounts which the Issuer has disbursed under such Letter of Credit, together with interest thereon at the rate per annum then applicable to Reference Rate Loans.

          SECTION 2.7.3.  Reimbursement.

          The obligation (a "Reimbursement Obligation") of a Borrower under
Section 2.7.2 to reimburse the Issuer with respect to each Disbursement (including interest thereon), and, upon the failure of a Borrower to reimburse the Issuer, each Lender's obligation under Section 2.7.1 to reimburse the Issuer, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which such Borrower or such Lender, as the case may be, may have or have had against the Issuer or any Lender, including any defense based upon the failure of any Disbursement to conform to the terms of the applicable Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such Letter of Credit; provided, however, that after paying in full its reimbursement obligation hereunder, nothing herein shall adversely affect the right of such Borrower or such Lender, as the case may be, to commence any proceeding against the Issuer for any wrongful Disbursement made by the Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of the Issuer.

          SECTION 2.7.4.  Deemed Disbursements.

          Upon the occurrence and during the continuation of any Default of the type described in Section 8.1.9 or, with notice from the Agent at the direction of the Required Lenders, upon the occurrence and during the continuation of any Event of Default

          (a) an amount equal to that portion of all Letter of Credit Outstandings attributable to the then aggregate amount which is undrawn and available under all Letters of Credit issued and outstanding for the account of Borrowers shall, without demand upon or notice to the Borrowers, be deemed to have been paid or disbursed by the Issuer under such Letters of Credit (notwithstanding that such amount may not in fact have been so paid or disbursed); and

          (b) upon notification by the Agent to the respective Borrower of its obligations under this Section, such Borrower shall be immediately obligated to reimburse the Issuer for the amount deemed to have been so paid or disbursed by such Issuer on such Borrower's behalf.

Any amounts so payable by a Borrower pursuant to this Section shall be applied to such Borrower's Revolving Loans, or if no Revolving Loans are then outstanding with respect to such

Borrower, deposited in cash with the Agent and held as collateral security for the Obligations of such Borrower in connection with the Letters of Credit issued by the Issuer on such Borrower's behalf. Monies held by the Agent pursuant to this Section shall be invested in Cash Equivalent Investments, and the proceeds of such investments shall be reinvested in Cash Equivalent Investments at the Agent's discretion. All earnings thereon will be applied to such Borrower's Revolving Loans, or if no Revolving Loans are then outstanding, deposited in cash with the Agent and held as collateral security for the Obligations of such Borrower in connection with the Letters of Credit issued by the Issuer on such Borrower's behalf. The Agent will not be responsible or liable for any loss resulting from the investment performance of any investment or reinvestment of monies held by it in Cash Equivalent Investments or from the sale or liquidation of any Cash Equivalent Investments, other than loss directly resulting from the Agent's gross negligence or willful misconduct. At such time when all Events of Default shall have been cured or waived, the Agent shall return to the respective Borrower all amounts then on deposit with the Agent pursuant to this Section.

          SECTION 2.7.5.  Nature of Reimbursement Obligations.

          Each Borrower and, to the extent set forth in Section 2.7.1, each Lender shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuer (except to the extent of its own gross negligence or willful misconduct) shall not be responsible for:

          (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

          (b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

          (c) failure of the beneficiary to comply fully with conditions required to demand payment under a Letter of Credit;

          (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; or

          (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit.

          SECTION 2.8.  Notes.

          Each Lender's Loans under a Revolving Loan Commitment shall be evidenced by a Note payable to the order of such Lender in a maximum principal amount equal to such Lender's Percentage of the original applicable Revolving Loan Commitment Amount.

          SECTION 2.9.  Recordkeeping.

          Each Lender shall record in its records, or at its option on the schedule attached to its applicable Note, the date and amount of each Loan evidenced by such Note, each repayment or conversion thereof and, in the case of each Offshore Rate Loan, the dates on which each Interest Period for such Loan shall begin and end. The aggregate unpaid principal amount so recorded shall be rebuttable presumptive evidence of the principal amount owing and unpaid on such Note. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the obligations of either Borrower hereunder or under any Note to repay the principal amount of the Loans evidenced by such Note together with all interest accruing thereon.


                                  ARTICLE III


                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

          SECTION 3.1.  Repayments and Prepayments.

          Each Borrower shall repay in full the unpaid principal amount of each Loan made to or on behalf of such Borrower upon the Stated Maturity Date therefor. Prior thereto, either Borrower

          (a) may, from time to time on any Banking Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; provided, however, that

          (i) any such prepayment shall be made pro rata among Loans of the same type and, if applicable, having the same Interest Period, of all Lenders;

          (ii) subject to Section 4.4, any such prepayment of any Offshore Rate Loan may be made on any day;

          (iii) all voluntary prepayments of Reference Rate Loans shall require written notice to Agent by no later than 12:00 noon (Chicago time) on the date of such repayment, and all voluntary prepayments of Offshore Rate Loans shall require written notice to Agent by 12:00 noon (Chicago time) at least two (2) Banking Days' prior to the date of such prepayment; and

          (iv) all such voluntary partial prepayments shall be in an aggregate minimum amount of $500,000 and in an integral multiple of $250,000, or the balance then outstanding;

          (b) shall, on any date that the sum of the aggregate outstanding principal Dollar Equivalent amount of all Revolving Loans and Letter of Credit Outstandings, after giving effect to all payments made on such date, exceeds the Revolving Loan Commitment Amount, make a mandatory prepayment of all Revolving Loans equal to such excess; and in the event that the sum of the aggregate outstanding principal Dollar Equivalent amount of all German Revolving Loans and German Letter of Credit Outstandings, after giving effect to all payments made on such date, exceeds the German Revolving Loan Commitment, German Borrower shall, on such date, make a mandatory prepayment of all German Revolving Loans equal to such excess;

          (c) shall, immediately upon any acceleration of the Stated Maturity Date of any Loans pursuant to Section 8.2 or Section 8.3, repay all Loans, unless, pursuant to Section 8.3, only a portion of all Loans is so accelerated.

Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.4. Subject to
Section 2.2, no prepayment of principal of any Revolving Loans shall cause a reduction in the Revolving Loan Commitment Amount and no prepayment of principal of any German Revolving Loans shall cause a reduction in the German Revolving Loan Commitment. All payments and prepayments of Loans shall be made by Borrowers in the Applicable Currency for such Loans.

          SECTION 3.2.  Interest Provisions.

          Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this Section 3.2.

          SECTION 3.2.1.  Rates.

          Pursuant to an appropriately delivered Borrowing Request or Continua-tion/Conversion Notice, each Borrower may elect that Loans comprising a Borrowing accrue interest at a rate per annum:

          (a) on that portion maintained from time to time as a Reference Rate Loan, equal to the Alternate Reference Rate from time to time in effect; and

          (b) on that portion maintained as an Offshore Rate Loan, during each Interest Period applicable thereto, equal to the sum of the Offshore Rate for such Interest Period plus the Applicable Margin.

          All Offshore Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Offshore Rate Loan.

          SECTION 3.2.2.  Default Rates.

          Upon notice from the Agent, at the direction of the Required Lenders, of the occurrence of an Event of Default and during the continuance thereof, the interest rates on Loans then in effect shall be increased by increasing the Applicable Margin by 200 basis points.

          SECTION 3.2.3.  Payment Dates.

          Interest accrued on each Loan shall be payable by the Borrower on behalf of whom such Loan is made, without duplication:

          (a)  on the Stated Maturity Date;

          (b) on the date of any prepayment of such Loan;

          (c) with respect to Reference Rate Loans, on each Quarterly Payment Date occurring after the Effective Date with respect to such Borrower;

          (d) with respect to Offshore Rate Loans, on the last day of each applicable Interest Period (and if such Interest Period shall exceed three months, on the 90th day of such Interest Period); and

          (e) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document, or with respect to Reimbursement Obligations, after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

          SECTION 3.3.  Fees.

          The Borrowers agree to pay the fees set forth in this Section 3.3. All such fees shall be nonrefundable.

          SECTION 3.3.1.  Facility Fee.

          The U.S. Borrower agrees to pay to the Agent for the pro rata account of each Lender, for the period (including any portion thereof when any of its Revolving Loan Commitments are suspended by reason of the Borrower's inability to satisfy any condition of Article V) commencing on the date of the initial Credit Extension and continuing through the Revolving Loan Commitment Termination Date, a facility fee at the applicable rate set forth below per annum of the Revolving Loan Commitment Amount. Such facility fees shall be payable by the U.S. Borrower in arrears on each Quarterly Payment Date, commencing with the first such day following the Effective Date with respect to the U.S. Borrower, and on the Revolving Loan Commitment Termination Date. The applicable rate shall be 0.25% until the delivery of a

Compliance Certificate with respect to the Fourth Fiscal Quarter 1996. Upon the delivery of such Compliance Certificate and thereafter, the applicable rate shall be based on the Leverage Ratio in effect as set forth in the Compliance Certificate delivered by the U.S. Borrower to the Agent as set forth below:

             Leverage Ratio               Applicable Rate
            ----------------              ---------------
Less than 0.40:1.0                            0.20%
Equal to or greater than 0.40:1.0 but        0.225%
 less than 0.50:1.0
Equal to or greater than 0.50:1.0             0.25%

Changes to the applicable rates set forth above shall become effective upon delivery by the U.S. Borrower to the Agent of a new Compliance Certificate pursuant to clause (c) of Section 7.1.1. If the U.S. Borrower shall fail to deliver a Compliance Certificate within 45 days after the end of any Fiscal Quarter as required pursuant to clause (c) of Section 7.1.1, the applicable rate for the facility fee from and including the 46th day after the end of such Fiscal Quarter to but not including the date the U.S. Borrower delivers to the Agent a Compliance Certificate shall conclusively be presumed to equal the highest applicable rate set forth above.

          SECTION 3.3.2.  Agent's Fee.

          The U.S. Borrower agrees to pay to the Agent, for its own account, fees in the amounts and on the dates set forth in the Fee Letter, less the amount of any agency fee previously paid by the U.S. Borrower under the Original Credit Agreement with respect to periods covered by this Agreement.

          SECTION 3.3.3.  Letter of Credit Fee.

          The U.S. Borrower agrees to pay to the Agent, for the pro rata account of each Lender, a letter of credit fee in an amount equal to the then Applicable Margin for Offshore Rate Loans, per annum times the Stated Amount of each outstanding U.S. Letter of Credit, such fee being payable quarterly in arrears on each Quarterly Payment Date and on the Revolving Loan Commitment Termination Date. The U.S. Borrower further agrees to pay to the Issuer on the date of issuance or extension of each U.S. Letter of Credit an issuance fee in the amount of 1/8 of 1% of the Stated Amount of such U.S. Letter of Credit.

          SECTION 3.3.4.  Upfront Fees.

          The U.S. Borrower agrees to pay to the Agent, for the pro rata account of each Lender an upfront fee in the aggregate amount of $150,000, which fee shall be fully earned and is payable on the Effective Date hereof with respect to the U.S. Borrower.

          SECTION 3.3.5.  Arrangement Fee.

          The U.S. Borrower agrees to pay to the Arranger, for its own account, the arranging fees as set forth in the Fee Letter.

                                  ARTICLE IV


                  CERTAIN OFFSHORE RATE AND OTHER PROVISIONS

          SECTION 4.1.  Offshore Rate Lending Unlawful.

          If any Lender shall determine (which determination shall, upon notice thereof to the Borrowers and the Lenders, be conclusive and binding on the Borrowers) that the introduction of or any change in or in the interpretation of any law (including any governmental rule, regulation or order) makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, an Offshore Rate Loan (including Offshore Rate Loans in any Applicable Currency), the obligations of all Lenders to make, continue, maintain or convert any such Loans shall, upon such determination, forthwith be suspended until such Lender shall notify the Agent that the circumstances causing such suspension no longer exist, and all Offshore Rate Loans shall automatically convert into Reference Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

          SECTION 4.2.  Deposits Unavailable.

          If any Lender shall have determined that

          (a) deposits in the Applicable Currency, the relevant amount and for the relevant Interest Period are not available to such Lender in its relevant market; or

          (b) by reason of circumstances affecting such Lender's relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to Offshore Rate Loans,

then, upon notice from such Lender to the Agent, the Borrowers and the other Lenders, the obligations of all Lenders under Section 2.3 and Section 2.4 to make or continue any Loans as, or to convert any Loans into, Offshore Rate Loans in such Applicable Currency shall forthwith be suspended until such Lender shall notify the Agent, the Borrower and the other Lenders that the circumstances causing such suspension no longer exist and all Offshore Rate Loans shall automatically convert into Reference Rate Loans at the end of the then current Interest Periods.

          SECTION 4.3.  Increased Offshore Rate Loan Costs, etc.

          Each Borrower agrees to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans to such Borrower as, or of converting (or of its obligation to convert) any such Loans into, Offshore Rate Loans that arise in connection with any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law, rule, regulation, directive, guideline, treaty, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority, to the extent not reflected in the definition of Offshore Rate. Such Lender shall promptly notify the Agent and the Borrowers in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the applicable Borrower directly to such Lender within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on such Borrower.

          SECTION 4.4.  Funding Losses.

          In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, an Offshore Rate Loan) as a result of

          (a) any conversion or repayment or prepayment of the principal amount of any Offshore Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1 or otherwise;

          (b) any Loans not being made as Offshore Rate Loans in accordance with the Borrowing Request therefor, except pursuant to Section 2.6, Section 4.1,
Section 4.2 or as a result of a default by the Agent or any Lender hereunder; or

          (c) any Loans not being continued as, or converted into, Offshore Rate Loans in accordance with the Continuation/Conversion Notice therefor, except pursuant to Section 2.6, Section 4.1, Section 4.2 or as a result of a default by the Agent or any Lender hereunder;

then, upon the written notice by such Lender to the Borrowers (with a copy to the Agent), the applicable Borrower shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense; provided, that such Borrower shall not be required to reimburse a Lender for such loss or expense arising as a result of the gross negligence or willful misconduct of such Lender. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrowers. Solely for purposes of calculating amounts payable by the applicable Borrower to the Lenders under this Section 4.4 and under Section 4.3, each Offshore Rate Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurocurrency market for a comparable amount, in the Applicable

Currency and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

          SECTION 4.5.  Increased Capital Costs.

          If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law, rule, regulation, directive, treaty, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital or reserves required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines that the rate of return on its or such controlling Person's capital as a consequence of its Revolving Loan Commitment or the Loans made by or the U.S. Letters of Credit issued or participated in by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender to the Borrowers, the applicable Borrower shall immediately pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Lender may use any method of averaging and attribution that it shall deem applicable.

          SECTION 4.6.  Taxes.

          (a) All payments by the Borrowers of principal of, and interest on, the Loans and all other amounts payable hereunder (including in respect of fees and Reimbursement Obligations) shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by net income or receipts of the Agent or any Lender by any jurisdiction with respect to which the Agent or such Lender is subject to tax without regard to the transactions contemplated hereby (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrowers hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower with respect to whom the Taxes have arisen will

          (i) pay directly to the relevant authority the full amount required to be so withheld or deducted;

          (ii) promptly forward to the Agent an official receipt or other documentation reasonably satisfactory to the Agent evidencing such payment to such authority; and

          (iii) pay to the Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Agent or any Lender with respect to any payment received by the Agent or such Lender hereunder, and such Taxes are then due and payable in accordance with applicable law, the Agent or such Lender shall pay such Taxes and the Borrower with respect to whom the Taxes have arisen will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had no such Taxes been asserted.

          If either Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, such Borrower shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this Section 4.6, a distribution hereunder by the Agent or any Lender to or for the account of any Lender shall be deemed a payment by such Borrower.

          (b) Each Lender hereby severally (but not jointly) represents that, under applicable law and treaties in effect as of the date of the initial Credit Extension, no United States federal taxes will be required to be withheld by the Agent or the Borrowers with respect to any payments to be made to such Lender in respect of U.S. Revolving Loans made in Dollars pursuant to this Agreement and each Lender which itself is not incorporated under the laws of the United States or a state thereof or which is lending from an Offshore Lending Office that is not incorporated under the laws of the United States or a state thereof agrees severally (but not jointly) that, prior to the date of the initial Borrowing, it will deliver to the U.S. Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments with respect to U.S. Revolving Loans made in U.S. Dollars under this Agreement and the Notes payable to it, without deduction or withholding of any United States federal income taxes. Each Lender which delivers to the U.S. Borrower and the Agent a Form 1001 or 4224, or successor applicable form, pursuant to the immediately preceding sentence, further undertakes to deliver to the U.S. Borrower and the Agent two further copies of said Form 1001 or 4224, or successor applicable form, or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the U.S. Borrower, and such extensions or renewals thereof as may reasonably be requested by the U.S. Borrower, certifying that such Lender is entitled to receive payments with respect to U.S. Revolving Loans made in U.S. Dollars under this Agreement without deduction or withholding of any United States federal income taxes, unless in any such case any change in law, rule, regulation, treaty or directive, or in the interpretation or application thereof, has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and on or prior to the date occurring six months after the last day of the Interest Period during which such change in law, rule, regulation, treaty or directive, or in the interpretation or application thereof, shall occur, such Lender advises the U.S. Borrower that it is not capable of receiving payments with respect to U.S. Revolving Loans made in U.S. Dollars without any deduction or withholding of United States federal income tax. Notwithstanding any provision of clause (a) of Section 4.6 to the contrary, the U.S. Borrower shall have no obligation to pay any Taxes (except to the extent required by law) pursuant to clause (a) of
Section 4.6, or to pay any amount to the Agent or any Lender pursuant to clause
(a) of Section 4.6, to the extent that such amount results from (i) the failure of any Lender to comply with its obligations pursuant to this clause (b) of
Section 4.6 or Section 2.5 or the failure of a Transferee to make the representations set forth in clause (h) of Section 10.11 or to perform the acts set forth in such clause (h) or (ii) any representation or warranty made or deemed to be made by any Lender pursuant to this clause (b) of Section 4.6 or
Section 2.5 or by a Transferee pursuant to clause (e) of Section 10.11 proving to have been incorrect, false or misleading in any material respect when so made or deemed to be made.

          (c) If a Borrower pays or becomes obligated to pay to the Agent or any Lender any additional amounts pursuant to clause (a) of Section 4.6, the Agent or such Lender shall, if requested by such Borrower, designate a different office or transfer its rights, benefits and obligations under any Loan hereunder to an Affiliate if such designation or transfer would not be unreasonably burdensome to such Lender, would reduce or eliminate such additional amounts and would not, in the reasonable judgment of the Agent or such Lender, cause the Agent or such Lender to incur any additional costs or expenditures not reimbursed by such Borrower or suffer a material economic disadvantage.

          (d) The agreements in this Section shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

          SECTION 4.7.  Payments, Computations, etc.

          Unless otherwise expressly provided, all payments by the Borrowers pursuant to this Agreement, the Notes, each U.S. Letter of Credit or any other Loan Document shall be made by the applicable Borrower to the Agent for the pro rata account of the Lenders entitled to receive such payment. All such payments required to be made to the Agent shall be made, without setoff, deduction or counterclaim, not later than 12:00 noon, Chicago, Illinois time, on the date due, in same day or immediately available funds to such account as the Agent shall specify from time to time by notice to the Borrowers. Funds received after that time shall be deemed to have been received by the Agent on the next succeeding Banking Day. The Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Agent for the account of such Lender in the currency in which such payment was received. All interest and fees shall be computed on the basis of the actual number of days including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days. Whenever any payment to be made shall otherwise be due on a day which is not a Banking Day, such payment shall (except as otherwise required by clause (c) of the definition of the term "Interest Period" with respect to Offshore Rate Loans) be made on the next succeeding Banking Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

          SECTION 4.8.  Sharing of Payments.

          If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan or Reimbursement Obligation (other than pursuant to the terms of Sections 4.3, 4.4 and 4.5) in excess of its pro rata share of payments then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in Credit Extensions made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully as if such Lender were the direct creditor of the applicable Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

          SECTION 4.9.  Setoff.

          Each Lender shall, upon the occurrence and continuance of any Default described in clauses (a) through (d) of Section 8.1.9 or, with the consent of the Required Lenders, upon the occurrence and continuance of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), any and all balances, credits, deposits, accounts or moneys of either Borrower then or thereafter maintained with such Lender; provided, however, that any such appropriation and application shall be subject to the provisions of Section 4.8. Each Lender agrees promptly to notify the applicable Borrower and the Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

          SECTION 4.10.  Use of Proceeds and Benefits of Credit Extensions.


                                   ARTICLE V


                        CONDITIONS TO CREDIT EXTENSIONS

          SECTION 5.1.  Initial Credit Extensions to U.S. Borrower.
                        ------------------------------------------

          The obligations of the Lenders to fund the initial Credit Extensions to the U.S. Borrower shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5.1.

          SECTION 5.1.1.  Resolutions, etc.

          The Agent shall have received from the U.S. Borrower and each other Obligor (other than the German Borrower and its Subsidiaries) a certificate, dated the date of the initial Credit Extensions, of its Secretary as to

          (a) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement, the Notes and each other Loan Document to be executed by it;

          (b) the incumbency and signatures of those of its officers authorized to act with respect to this Agreement, the Notes and each other Loan Document executed by it; and

          (c) the accuracy and completeness of its Organic Documents;

upon which certificate each Lender may conclusively rely.

          SECTION 5.1.2.  Delivery of Notes.

          The Agent shall have received, for the account of each Lender, the Notes duly executed and delivered by the U.S. Borrower.

          SECTION 5.1.3.  Guaranties; Subsidiary Security Agreements.

          The Agent shall have received the Subsidiary Guaranty and the Subsidiary Security Agreements duly executed and delivered by the Subsidiary Guarantors, the MC Guaranty duly executed and delivered by MC and the Dura Guaranty duly executed and delivered by Dura.

          SECTION 5.1.4.  Pledge Agreements.

          The Agent shall have received the MC Pledge Agreement Reaffirmation duly executed and delivered by MC, the Dura Pledge Agreement duly executed and delivered by Dura and the U.S. Pledge Agreement with respect to the stock of KPI Michigan duly executed and delivered by the U.S. Borrower. The Agent shall retain possession of the certificates, evidencing all of the issued and outstanding shares of capital stock or its equivalent pledged pursuant to the MC Pledge Agreement, the Dura Pledge Agreement and the U.S. Pledge Agreement with respect to the stock of KPI Michigan, in each case accompanied by undated stock powers or its equivalent, duly executed in blank.

          SECTION 5.1.5.  Security Agreement.

          The Agent shall have received the Security Agreement duly executed and delivered by the U.S. Borrower. The Agent shall also have received satisfactory evidence that the Agent has a valid and perfected first priority security interest in the property of the U.S. Borrower subject to the Security Agreement, subject only to the Liens permitted under Section 7.2.3.

          SECTION 5.1.6.  Mortgages, Etc.

          The Agent shall have received amendments to the existing Mortgages covering certain of the real property owned or leased by the U.S. Borrower and disclosed in Item 5.1.6 of the Disclosure Schedule as the Agent may reasonably require, together with (a) title insurance date-down endorsements and surveys as reasonably required by the Agent; and (b) evidence that counterparts of the amendments to the Mortgages have been recorded in all places to the extent necessary or desirable in the reasonable judgment of the Agent, to create a valid and enforceable first priority lien (subject only to the Liens permitted under Section 7.2.3).

          SECTION 5.1.7.  Insurance.

          The Agent shall have received policies of insurance required to be maintained under this Agreement and the other Loan Documents together with endorsements satisfactory to the Agent naming the Agent as loss payee and naming the Agent and the Lenders as additional insureds under such policies.

          SECTION 5.1.8.  Consummation of KPI Transactions.

          The KPI Transactions shall have been consummated in accordance with the terms of the KPI Purchase Agreement and the Agreement and Plan of Merger between KPI Michigan and KPI Indiana and applicable law.

          SECTION 5.1.9.  Closing Date Certificate.

          The Agent shall have received, for its benefit and the benefit of each Lender, the Closing Date Certificate in substantially the form of Exhibit J hereto, dated the date of the initial Credit Extension to the U.S. Borrower and duly executed and delivered by an Authorized Officer of the U.S. Borrower, in which such Closing Date Certificate the U.S. Borrower shall agree and acknowledge that the statements made therein shall be deemed to be true and correct representations and warranties in all material respects made as of such date under this Agreement, and, at the time such certificate is delivered, such statements shall in fact be true and correct in all material respects. All documents and agreements required to be appended to the Closing Date

Certificate shall be in form and substance reasonably satisfactory to the Agent and the Required Lenders.

          SECTION 5.1.10.  Solvency, etc.

          The Agent shall have received, for its benefit and the benefit of each Lender, a solvency certificate of the U.S. Borrower signed by the chief accounting, financial or other executive Authorized Officer of the U.S. Borrower, dated the date of the initial Credit Extensions, in the form of Exhibit K-1 hereto.

          SECTION 5.1.11.  Environmental Due Diligence.

          The Agent shall have completed its environmental due diligence review of the operations and facilities of the KPI Indiana and KPI Michigan and the results of such review shall be reasonably satisfactory to the Agent.

          SECTION 5.1.12.  Opinions of Counsel.

          The Agent shall have received opinions, dated the date of the initial Credit Extensions to the U.S. Borrower and addressed to the Agent and all Lenders, from

          (a) Kirkland & Ellis, counsel to the Obligors, substantially in the form of Exhibit L hereto; and

          (b) Goldberg, Kohn, Bell, Black, Rosenbloom & Moritz, Ltd., counsel to the Agent, substantially in the form of Exhibit M hereto.

          SECTION 5.1.13.  Closing Fees, Expenses, etc.

          The Agent shall have received for its own account, or for the account of each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to this Agreement and the Fee Letter.

          SECTION 5.1.14.  Landlord's Agreements.

          The Agent shall have received Landlord's Agreements in form and substance satisfactory to Agent with respect to the leased locations of KPI Michigan.

          SECTION 5.2.  Initial Credit Extensions to German Borrower.

          The obligations of the Lenders to fund the initial Credit Extensions to the German Borrower shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5.2.

          SECTION 5.2.1.  Counterpart Agreement.

          The Agent shall have received a Counterpart Agreement duly executed and delivered by the German Borrower.

          SECTION 5.2.2.  Resolutions, etc.

          The Agent shall have received from the German Borrower and each Subsidiary of the German Borrower, to the extent it is an Obligor hereunder, a certificate, dated the date of the initial Credit Extensions to the German Borrower, of its Secretary as to

          (a) resolutions of its board of directors then in full force and effect authorizing the execution, delivery and performance of this Agreement, the Notes and each other Loan Document to be executed by it;

          (b) the incumbency and signatures of those of its officers authorized to act with respect to this Agreement, the Notes and each other Loan Document executed by it; and

          (c) the accuracy and completeness of its Organic Documents;

upon which certificate each Lender may conclusively rely.

          SECTION 5.2.3.  Delivery of Notes.

          The Agent shall have received, for the account of each Lender, the Notes duly executed and delivered by the German Borrower.

          SECTION 5.2.4.  Pledge Agreements.

          The Agent shall have received the U.S. Pledge Agreement duly executed and delivered by the U.S. Borrower pursuant to which the U.S. Borrower pledges 65% of outstanding capital shares of the German Borrower and, to the extent permitted by applicable law, the German Pledge Agreement pursuant to which the German Borrower pledges the outstanding capital shares of the VOFA Group. The Agent shall retain possession of the certificates, evidencing all of the issued and outstanding shares of capital stock pledged pursuant to the U.S. Pledge Agreement and the German Pledge Agreement, in each case accompanied by undated stock powers or its equivalent duly executed in blank.

          SECTION 5.2.5.  Insurance.

          The Agent shall have received policies of insurance with respect to the German Borrower required to be maintained under this Agreement and the other Loan Documents together with endorsements reasonably satisfactory to the Agent.

          SECTION 5.2.6.  Guaranties.

          The Agent shall have received the U.S. Guaranty and the guaranty of each material company in the VOFA Group to the extent permitted under applicable law, duly executed and delivered by such company.

          SECTION 5.2.7.  Consummation of German Acquisition.

          The German Acquisition shall have been consummated on terms and conditions and pursuant to documents, instruments and agreements reasonably satisfactory to Agent.

          SECTION 5.2.8.  Closing Date Certificate.

          The Agent shall have received, for its benefit and the benefit of each Lender, the Closing Date Certificate in substantially the form of Exhibit J hereto, dated the date of the initial Credit Extension to the German Borrower and duly executed and delivered by an Authorized Officer of the German Borrower, in which such Closing Date Certificate the German Borrower shall agree and acknowledge that the statements made therein shall be deemed to be true and correct representations and warranties in all material respects made as of such date under this Agreement, and, at the time such certificate is delivered, such statements shall in fact be true and correct in all material respects. All documents and agreements required to be appended to the Closing Date Certificate shall be in form and substance reasonably satisfactory to the Agent.

          SECTION 5.2.9.  Solvency, etc.

          The Agent shall have received, for its benefit and the benefit of each Lender, a solvency certificate of the German Borrower signed by the chief accounting, financial or other executive Authorized Officer of the German Borrower, dated the date of the initial Credit Extensions to the German Borrower, in form and substance reasonably satisfactory to Agent.

          SECTION 5.2.10.  Environmental Due Diligence.

          The Agent shall have completed its environmental due diligence review of the operations and facilities of the German Borrower and the results of such review shall be reasonably satisfactory to the Agent.

          SECTION 5.2.11.  Opinions of Counsel.

          The Agent shall have received opinions, dated the date of the initial Credit Extensions to the German Borrower and addressed to the Agent and all Lenders, in form and substance reasonably satisfactory to the Agent.

          SECTION 5.2.12.  Other Conditions.

          The German Borrower and its Subsidiaries shall have delivered such other documents, instruments and agreements as the Agent shall reasonably require, in form and substance reasonably satisfactory to the Agent, as shall be necessary to effectuate the terms of this Agreement.

          SECTION 5.3.  All Credit Extensions.

          The obligation of each Lender to make any Credit Extension on the occasion of any Borrowing (including the initial Credit Extensions) shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 5.3.

          SECTION 5.3.1.  Compliance with Warranties, No Default etc.

          Both before and after giving effect to any Credit Extension the following statements shall be true and correct

          (a) the representations and warranties set forth in this Agreement (including Article VI) and the other Loan Documents shall be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date);

          (b) the sum of the aggregate outstanding principal Dollar Equivalent at such time of all (x) Revolving Loans and (y) Letter of Credit Outstandings does not exceed Revolving Loan Commitment Amount;

          (c) with respect to Credit Extensions to the German Borrower, the sum of the aggregate outstanding principal Dollar Equivalent of all (x) German Revolving Loans and (y) German Letter of Credit Outstandings, at such time, does not exceed the German Revolving Loan Commitment Amount; and

          (d) no Default shall have then occurred and be continuing.

          SECTION 5.3.2.  Credit Extension Request, etc.

          The Agent shall have received a Borrowing Request if Loans are being requested, or an Issuance Request, if a U.S. Letter of Credit is being requested. Each of the delivery of a Borrowing Request or Issuance Request and the acceptance by the applicable Borrower of the proceeds of such Credit Extension shall constitute a representation and warranty by such Borrower that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the statements made in Section 5.3.1 are true and correct.

          SECTION 5.3.3.  Satisfactory Legal Form.

          All documents executed or submitted pursuant hereto by or on behalf of the Borrowers or any of their Subsidiaries or any other Obligors shall be reasonably satisfactory in form and substance to the Agent and its counsel; the Agent and its counsel shall have received all information, approvals, opinions, documents or instruments as the Agent or its counsel may reasonably request.


                                   ARTICLE VI


                         REPRESENTATIONS AND WARRANTIES

          In order to induce the Lenders and the Agent to enter into this Agreement and to make Credit Extensions hereunder, the Borrowers represent and warrant unto the Lenders and the Agent as set forth in this Article VI (after giving effect to the consummation of the KPI Transactions and, to the extent such representations and warranties relate to the German Borrower and its Subsidiaries, after giving effect to the German Acquisition; provided, that pursuant to Section 10.14, the representations and warranties with respect to the German Borrower shall not be effective until the German Borrower and its Subsidiaries satisfies the conditions set forth in Section 5.2, and at such time the German Borrower may update the Disclosure Schedule to the extent necessary to make such representations true and correct in all material respects.

          SECTION 6.1.  Organization, etc.

          The U.S. Borrower and each of its Domestic Subsidiaries is a corporation validly organized and existing and in good standing under the laws of the State of its incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, except where the failure to qualify could not reasonably be expected to have a Material Adverse Effect, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement, the Notes and each other Loan Document to which it is a party and to own and hold under lease its property and to conduct its business (except for those licenses, permits or other approvals the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect) and the German Borrower, each of its Subsidiaries and each foreign Subsidiary of the U.S. Borrower is an entity as set forth on Item 6.1 of the Disclosure Schedule, is validly organized and existing under the laws of its country of formation, is duly qualified to do business and is in good standing in each jurisdiction where the nature of its business requires such qualification, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement, the Notes and each other Loan Document to which it is a party and to own and hold under lease its property and to conduct its business (except for those licenses, permits or other approval the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect).

          SECTION 6.2.  Due Authorization, Non-Contravention, etc.

          The execution, delivery and performance by each Borrower of this Agreement, and the Notes and each other Loan Document executed or to be executed by it, and the execution, delivery and performance by each other Obligor of each Loan Document executed or to be executed by it are within such Borrower's and each such Obligor's corporate or other powers, have been duly authorized by all necessary corporate or other appropriate action, and do not

          (a) contravene the Borrower's or any such Obligor's Organic Documents;

          (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting such Borrower or any such Obligor which could not reasonably be expected to result in a Material Adverse Effect; or

          (c) result in, or require the creation or imposition of, any Lien on either of the Borrower's or any Obligor's properties (except as contemplated hereunder).

          SECTION 6.3.  Government Approval, Regulation, etc.

          Except as set forth in Item 6.3 of the Disclosure Schedule, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required (which has not already been obtained or where the failure to obtain could not reasonably be expected to have a Material Adverse Effect) for the due execution, delivery or performance by either Borrower or any other Obligor of this Agreement, the Notes or any other Loan Document to which it is a party, except for the filing of UCC financing statements the filing of collateral assignments with respect to Intellectual Property and recording of the amendments to Mortgages. Neither Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          SECTION 6.4.  Validity, etc.

          This Agreement constitutes, and each other Loan Document executed by any Obligor will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of such Obligor enforceable in accordance with their respective terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by principles of equity).

          SECTION 6.5.  Financial Information.

          Dura's annual audited report for the 1995 Fiscal Year and all balance sheets, all statements of operations, shareholders' equity and cash flow, and all other financial information of each of Dura, the Borrowers, and their Subsidiaries which have been or shall hereafter be furnished pursuant to Section
7.1.1 have been or will be prepared in accordance with GAAP consistently applied (except as expressly provided herein), and do or will present fairly in all material respects the consolidated financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended, except that quarterly financial statements need not include footnote disclosure and may be subject to ordinary year-end adjustment.

          SECTION 6.6.  No Material Adverse Change, etc.

          Since December 31, 1995 there has been no material adverse change in the financial condition, results of operations, assets, business or properties of Dura and its Subsidiaries taken as a whole; as of the date of the initial Credit Extension to the U.S. Borrower, to the extent such representation and warranty relates to the U.S. Borrower and its Domestic Subsidiaries, and as of the date of the initial Credit Extension to the German Borrower, to the extent such representation and warranty relates to the German Borrower and its Subsidiaries, except as disclosed in Item 6.6 of the Disclosure Schedule, there is no pending or, to the knowledge of either Borrower or Dura, threatened litigation, arbitration, action, governmental investigation or proceeding or labor controversy affecting Dura or any Subsidiary of Dura, or any of their respective properties, businesses, assets or revenues, which could reasonably be expected to have a Material Adverse Effect; and as of the date of the initial Credit Extension to the U.S. Borrower, to the extent such representation and warranty relates to the U.S. Borrower and its Domestic Subsidiaries, and as of the date of the initial Credit Extension to the German Borrower, to the extent such representation and warranty relates to the German Borrower and its Subsidiaries, no materially adverse development has occurred in any such litigation, arbitration, action, governmental investigation or proceeding or labor controversy disclosed in such Item 6.6 of the Disclosure Schedule which could reasonably be expected to have a Material Adverse Effect.

          SECTION 6.7.  Subsidiaries.

          As of the date of the initial Credit Extension to the U.S. Borrower, the U.S. Borrower has no Subsidiaries, except those Subsidiaries which are identified in Item 6.7 of the Disclosure Schedule and the German Borrower will have, as of the date of the Initial Credit Extension to the German Borrower, no Subsidiaries, except those Subsidiaries which are identified on Item 6.7 of the Disclosure Schedule.

          SECTION 6.8.  Ownership of Properties.

          Each Borrower and each of its respective Subsidiaries owns good and marketable fee title or leasehold interest (as the case may be) to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) (except as permitted pursuant to Section 7.2.3 or as otherwise consented to by the Required Lenders) used in the operation of its business.

          SECTION 6.9.  Taxes.

          Except as disclosed on Item 6.9 of the Disclosure Schedule, Dura, each Borrower and each of their respective Subsidiaries has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

          SECTION 6.10.  Pension and Welfare Plans.

          (a) During the twelve consecutive month period prior to the date of the initial Credit Extension to the U.S. Borrower and prior to the date of any other Credit Extension hereunder, no formal steps have been taken to terminate any Pension Plan other than in a standard termination under Section 4041(b) of ERISA, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which (i) could result in the incurrence by a Borrower or any Subsidiary of any liability, fine or penalty, other than the liability to make contributions when due in the ordinary course and to pay premiums to the PBGC or any similar applicable foreign entity or individuals or (ii) could result in the incurrence by a member of such Borrower's Controlled Group (other than such Borrower and its Subsidiaries) of any material liability, fine or penalty other than conditions, events or transactions which could not reasonably be expected to result in the incurrence by such Borrower or any Subsidiary of any material liability.

          (b) Except for liabilities arising under the terms and conditions, as in effect on the date of the initial Credit Extensions to the U.S. Borrower, with respect to the U.S. Borrower and its Domestic Subsidiaries and to the German Borrower with respect to the German Borrower and its Subsidiaries, of the Plans disclosed in Item 6.10 of the Disclosure Schedule, neither Borrower nor any Subsidiary has any contingent liability with respect to any post-retirement benefit under a Welfare Plan or similar applicable foreign plan, other than (i) liability for continuation coverage described in Part 6 of Title I of ERISA or
(ii) a modification of, or addition to, the retiree benefit obligations disclosed at Item 6.10 of the Disclosure Schedule which when taken together with any other addition or modification since the initial Credit Extensions to the U.S. Borrower, with respect to the U.S. Borrower and its Domestic Subsidiaries and to the German Borrower with respect to the German Borrower and its Subsidiaries, does not materially increase such Borrower's and its Subsidiaries annual cost of providing such benefits.

          (c) All statistics provided to the Agent or any Lender relating to the funded status of the Pension Plans or to post-retirement benefit expenses and liabilities are based on actuarial assumptions that are reasonable individually and in the aggregate.

          SECTION 6.11.  Environmental Warranties.

          Except as set forth in Item 6.11 of the Disclosure Schedule:

          (a) all facilities and property (including underlying groundwater) owned or leased by a Borrower or any of its Subsidiaries have been, and continue to be, owned or leased by such Borrower and its Subsidiaries in compliance with all Environmental Laws (except for such noncompliance which could not reasonably be expected to have a Material Adverse Effect);

          (b) As of the date hereof, there are no pending or, to the best of Dura's or either Borrower's knowledge, threatened claims, complaints, notices or requests for information received by a Borrower or any of its Subsidiaries with respect to any alleged violation of any Environmental Law or potential liability under Environmental Law which could reasonably be expected to have a Material Adverse Effect;

          (c) there are or have been no Releases of, or conditions of contamination by, Hazardous Materials at, on or under any property now or, to the best knowledge of either Borrower, previously owned or leased by a Borrower or any of its Subsidiaries that have, or could reasonably be expected to have, a Material Adverse Effect;

          (d) each Borrower and its Subsidiaries have been issued and are in compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary for their businesses except where the failure to obtain or comply with such authorization could not reasonably be expected to have a Material Adverse Effect;

          (e) no property owned as of the date of the initial Credit Extension or previously owned or leased by a Borrower or any of its Subsidiaries is listed or proposed for listing in a federal or state official publication on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state or foreign list of sites requiring investigation or clean-up;

          (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or, to the best knowledge of either Borrower, previously owned or leased by a Borrower or any of its Subsidiaries that have, or could reasonably be expected to have, a Material Adverse Effect;

          (g) neither Borrower nor any Subsidiary of a Borrower has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or, to the best knowledge of either Borrower, proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state or foreign list or which is, to the best knowledge of either Borrower, the subject of federal, foreign, state or local enforcement actions or other investigations which could reasonably be expected to lead to claims against either Borrower or such Subsidiary thereof for any remedial work, damage to natural resources or personal injury, including claims under CERCLA, which have, or could reasonably be expected to have, a Material Adverse Effect;

          (h) there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by a Borrower or any Subsidiary of a Borrower that have, or could reasonably be expected to have, a Material Adverse Effect; and

          (i) no conditions exist at, on or under any property now or, to the best knowledge of either Borrower, previously owned or leased by a Borrower which, with the passage of time, or the giving of notice or both, could reasonably be expected to give rise to liability under any Environmental Law which could reasonably be expected to have a Material Adverse Effect, and no generation, manufacture, storage, treatment, transportation or disposal of Hazardous Material has occurred or is occurring on or from any property owned by either Borrower which generation, manufacture, storage, treatment, transportation or disposal has, or could reasonably be expected to have, a Material Adverse Effect.

          SECTION 6.12.  Regulations G, T, U and X.

          Neither Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Credit Extensions will be used for a purpose which violates, or would be inconsistent with, Federal Reserve Board Regulation G, T, U or X. Terms for which meanings are provided in Federal Reserve Board Regulation G, T, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

          SECTION 6.13.  Accuracy of Information.

          To the best knowledge of Dura and each Borrower, all factual information heretofore or contemporaneously furnished by or on behalf of a Borrower in writing to the Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby (including the Disclosure Schedule) is, and all other such factual information hereafter furnished in connection with this Agreement or any other Loan Document by or on behalf of a Borrower or any other Obligor to the Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by the Agent and each Lender, and such information, to the best knowledge of Dura and each Borrower, is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading. All projections prepared by or on behalf of either Borrower or any other Obligor contained in any documents or materials furnished to the Agent or any Lender have been prepared in good faith and represent Dura's and such Borrower's or such Obligor's best estimates as of the date of preparation of reasonably expected future performance, but actual results may differ and such differences may be material.

                                  ARTICLE VII


                                   COVENANTS

          SECTION 7.1.  Affirmative Covenants.

          Each Borrower agrees with the Agent and each Lender that, until all Revolving Loan Commitments have terminated and all Obligations have been paid and performed in full, each Borrower will perform or caused to be performed the obligations set forth in this Section 7.1.

          SECTION 7.1.1.  Financial Information, Reports, Notices, etc.

          The U.S. Borrower will furnish, or will cause to be furnished, to each Lender and the Agent copies of the following financial statements, reports, notices and information:

          (a) as soon as available and in any event within 45 days after the end of the first three Fiscal Quarters of each Fiscal Year of the U.S. Borrower, a consolidated and consolidating balance sheet of Dura and its Subsidiaries as of the end of such Fiscal Quarter and consolidated and consolidating statements of earnings and consolidated and consolidating statements of cash flow of Dura and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by the chief accounting, financial or executive Authorized Officer of Dura;

          (b) as soon as available and in any event within 90 days after the end of each Fiscal Year of Dura, a copy of the annual audited report for such Fiscal Year for Dura and its Subsidiaries, including therein a consolidated balance sheet of Dura and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and consolidated statements of cash flow of the Borrower and its Subsidiaries for such Fiscal Year, in each case certified (without any Impermissible Qualification) by Arthur Andersen & Co. or other independent public accountants reasonably acceptable to the Agent, together with
(x) a certificate from such accountants containing a statement to the effect that, in making the audit necessary for the signing of such annual report by such accountants, they are aware that the Agent and the Lenders are relying on such annual report and audit and that they have not become aware of any Default or Event of Default that has occurred and is continuing, or, if they have become aware of such Default or Event of Default, describing such Default or Event of Default and (y) unaudited consolidating balance sheets, statements of earnings and statements of cash flow of Dura and its Subsidiaries for such Fiscal Year, prepared on a consistent basis;

          (c) as soon as available and in any event within 45 days after the end of each Fiscal Quarter, Compliance Certificates, executed by the chief financial Authorized Officer of the U.S. Borrower;

          (d) as soon as possible and in any event within five (5) Banking Days after Dura's, either Borrower's or any Subsidiary's knowledge of the occurrence of a Default, a statement of an Authorized Officer of the applicable Borrower setting forth details of such Default and the action which such Borrower has taken and proposes to take with respect thereto;

          (e) as soon as possible and in any event within five (5) Banking Days after Dura's, either Borrower's or any Subsidiary's knowledge of (x) the occurrence of any material adverse development with respect to any litigation, action, proceeding, or labor controversy disclosed in Item 6.6 of the Disclosure Schedule or (y) the commencement of any litigation, arbitration, action, governmental investigation or proceeding or labor controversy of the type and materiality disclosed in Item 6.6 of the Disclosure Schedule, notice thereof and, to the extent the Agent reasonably requests, copies of such documentation relating thereto;

          (f) promptly after the sending or filing thereof, copies of all reports and registration statements which Dura or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

          (g) promptly upon becoming aware of the institution of any steps by the U.S. Borrower or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that such Borrower furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by a Borrower of any material liability, fine or penalty, or any material increase in the contingent liability of a Borrower (including the incurrence of any liability described in clause (b) of Section 6.10) with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto;

          (h) promptly upon receipt thereof, copies of all detailed financial and management reports submitted to Dura or either Borrower by the independent public accountants referred to in clause (b) of this Section 7.1.1 in connection with each audit made by such accountants of the books of either Borrower or any of their respective Subsidiaries;

          (i) promptly when available and in any event within thirty (30) Banking Days after the last day of each Fiscal Year of each Borrower, a budget for the next three succeeding Fiscal Years, which budget shall be prepared on a month by month basis for the next succeeding Fiscal Year and on an annual basis for the next two succeeding Fiscal Years in a manner and form permitting easy comparison to financial statements delivered pursuant to clause (a) above, and shall contain a projected, consolidated balance sheet and statement of cash flow and consolidated and consolidating statement of earnings of Dura and its Subsidiaries for such succeeding Fiscal Years, prepared in reasonable detail by the chief accounting, financial or executive Authorized Officer of the U.S. Borrower; and

          (j) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as the Agent or any Lender through the Agent may from time to time reasonably request.

          SECTION 7.1.2.  Compliance with Laws, etc.

          Each Borrower will, and will cause each of its Subsidiaries to, comply with all applicable laws, rules, regulations and orders (except for such noncompliance which could not reasonably be expected to have a Material Adverse Effect) such compliance to include:

          (a) the maintenance and preservation of its corporate or other organizational form of existence and qualification as a foreign entity in all jurisdictions in which such qualification is necessary; and

          (b) the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

          SECTION 7.1.3.  Maintenance of Properties.

          Each Borrower will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep its properties in good repair, working order and condition, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless such Borrower reasonably determines in good faith that the continued maintenance of any of its properties is no longer economically desirable.

          SECTION 7.1.4.  Insurance.

          (a) Each Borrower shall maintain, and shall cause each of its Subsidiaries to maintain:

               (i) physical damage insurance on all real and personal property (including inventory) on an all-risk basis (including loss in transit, earthquake, if available, and flood insurance), repair and replacement cost of all such property and consequential loss coverage for business interruption and extra expenses;

               (ii) public liability insurance (including products and completed operations liability coverage) in an aggregate amount of not less than $3,000,000; and

               (iii) such other additional insurance coverage in such amounts and with respect to such risks as the Agent may reasonably request from time to time which is customary for businesses similar to that of such Borrower and its Subsidiaries.

          (b) All such insurance shall be provided by insurers having an A.M. Best policyholders rating of not less than A-, or such other insurers as the Agent may approve in writing.

          (c) All premiums on insurance policies required under this Section shall be paid when due and payable by their terms by the applicable Borrower or Subsidiary. All insurance policies with respect to the U.S. Borrower and its Domestic Subsidiaries shall contain loss payable clauses in the form submitted to the Borrower by the Agent or in other form and substance reasonably satisfactory to the Agent, naming the Agent as loss payee, for the benefit of the Agent and the Lenders (except the insurance policies referred to in clause
(a)(ii) above), and the Lenders and the Agent as additional insured parties, as their interest may appear, and providing that

               (i) all proceeds thereunder which relate to losses or damages sustained in respect of any item thereunder shall be payable to the Agent for the benefit of the Agent and the Lenders, as their interest may appear, and

               (ii) such insurance shall not be affected by any unintentional act or negligence on the part of the U.S. Borrower or other owner of the policy or the property described in such policy.

All such insurance policies shall provide that the insurer shall, simultaneously with the delivery to either Borrower or such Subsidiary of any notice under such policy, deliver to the Agent a copy of such notice. All such insurance policies and loss payable clauses shall provide that they may not be cancelled, amended or terminated unless the Agent is given at least the same number of days' notice that the insurance company which issued such policies is required to give such Borrower or any Subsidiary, but in no event less than 10 day's prior written notice of cancellation or termination for the non-payment of insurance premiums and 30 day's prior written notice for any other cancellation or termination. So long as no Default has occurred and is continuing, proceeds of such insurance for all losses equal to or less than $500,000 per occurrence shall be paid directly to such Borrower to repair, replace, restore or substitute such damaged property. Proceeds for all losses in excess of $500,000 per occurrence, at the request of the Agent, shall be paid directly to the Agent for its benefit and the benefit of the Lenders; provided, that if no Default has occurred and is continuing, the Agent shall remit to such Borrower all or a portion of such proceeds to permit such Borrower to repair, replace, restore or substitute such damaged property, if the Agent has received written evidence reasonably satisfactory to the Agent to the effect that (i) such proceeds are necessary and in an amount sufficient to pay all costs of repair, replacement, restoration or substitution of such damaged property and (ii) the damaged property can be repaired, replaced, restored or substituted prior to the termination of the Revolving Loan Commitments to an economical unit of substantially the same character and value as such property was prior to such damage. Unless remitted to a Borrower hereunder, proceeds received by the Agent shall be applied to the Obligations as provided in Section 13 of the Security Agreement.

          (d) Neither Borrower will, nor will it permit any of its Subsidiaries to, use any of its or their inventory, or permit the inventory to be used, unlawfully or in any manner inconsistent with the terms of any insurance coverage.

          (e) At all times, with respect to each of Borrowers' and their Subsidiaries real properties which are located in any area which has been identified as having special flood hazard by the Federal Emergency Management Agency or otherwise pursuant to the National Flood Insurance Reform Act of 1994, insurance against flood, for a term of not less than the term of this Agreement and in such amount as Agent shall reasonably require.

          Each Borrower shall retain all the incidents of ownership of the insurance maintained pursuant to this Section and shall not borrow upon or otherwise impair its right to receive the proceeds of such insurance.

          SECTION 7.1.5.  Books and Records.

          Dura and each Borrower will, and will cause each of its Subsidiaries to, keep books and records which accurately reflect in all material respects its business affairs and transactions and permit the Agent, any Lender or any of their representatives, at reasonable times and intervals, upon reasonable notice, to visit all of each Borrower's and its Subsidiaries' offices, to discuss its financial matters with such Borrower's and such Subsidiaries' officers and independent public accountant (and each Borrower hereby authorizes such independent public accountant to discuss such Borrower's or such Subsidiaries' financial matters with the Agent, any Lender or their representatives whether or not any representative of such Borrower or such Subsidiary is available to be present) and to examine (and, at the expense of such Borrower, photocopy extracts from) any of its books or other corporate records; provided, that neither Borrower shall be liable for any expenses incurred by the Agent or any Lender under this Section.

          SECTION 7.1.6.  Environmental Covenant.

          Each Borrower will, and will cause each of its Subsidiaries to,

          (a) use and operate all of its facilities and properties and handle all Hazardous Materials in compliance with all Environmental Laws (except for such noncompliance which could not reasonably be expected to have a Material Adverse Effect), and keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect, except for such of the foregoing, the failure to obtain or maintain which could not reasonably be expected to have a Material Adverse Effect;

          (b) promptly notify the Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws which could reasonably be expected to have a Material Adverse Effect, and shall promptly resolve any non-compliance with Environmental Laws, through remediation or otherwise and keep its property free of any Lien imposed by any Environmental Law, except as permitted under Section 7.2.3; and

          (c) provide such information and certifications which the Agent may reasonably request from time to time to evidence compliance with this Section 7.1.6.

          SECTION 7.2.  Negative Covenants.

          Each Borrower agrees with the Agent and each Lender that, until all Commitments have terminated and all Loans and Letter of Credit Outstandings have been paid and performed in full, each Borrower will perform the obligations set forth in this Section 7.2.

          SECTION 7.2.1.  Business Activities.

          None of Dura, nor either Borrower will, nor will it permit any of its Subsidiaries to, engage in any business activity, except those currently conducted by Dura and Borrowers or any of their respective Subsidiaries and such other activities that are reasonably related thereto or extensions thereof.

          SECTION 7.2.2.  Indebtedness.

          None of Dura, nor either Borrower will, nor will it permit any of its Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

          (a) Indebtedness in respect of the Credit Extensions and other Obligations (including Hedging Obligations in respect of such Credit Extensions);

          (b) Indebtedness existing as of the initial Credit Extension to each Borrower with respect to Dura, each such Borrower and its Subsidiaries, as identified in Item 7.2.2(b) of the Disclosure Schedule;

          (c) Indebtedness which is incurred by Dura, a Borrower or any of its respective Subsidiaries to a vendor of any assets or assumed by a Borrower or any of its Subsidiaries from a vendor to finance its acquisition of such assets;

          (d) Indebtedness in respect of Capitalized Lease Liabilities; and

          (e) other unsecured Indebtedness of Dura, a Borrower or any of its Subsidiaries not to exceed $10,000,000 in aggregate principal amount at any time outstanding.

          SECTION 7.2.3.  Liens.

          None of Dura, nor either Borrower will, nor will it permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

          (a) Liens securing payment of the Obligations, granted pursuant to any Loan Document;

          (b) Liens existing as of the initial Credit Extension to each Borrower, with respect to each Borrower and its Subsidiaries, as disclosed in
Item 7.2.3(b) of the Disclosure Schedule;

          (c) Liens granted to secure payment of Indebtedness of the type permitted and described in clause (c) of Section 7.2.2 and covering only those assets acquired with the proceeds of such Indebtedness;

          (d) Liens arising pursuant to Capitalized Lease Liabilities permitted under clause (d) of Section 7.2.2;

          (e) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

          (f) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

          (g) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds; and

          (h) Easements, rights-of-way, restrictions, and other similar charges or encumbrances with respect to real property not interfering in any material respect with the ordinary conduct of the business of such Borrower or any of its Subsidiaries (including those described on any title commitment delivered to the Agent pursuant to Section 5.1.6 with respect to any of the owned or leased property).

          SECTION 7.2.4.    Financial Condition.

          (a) The Interest Coverage Ratio for any period set forth below, shall not be less than the ratio set forth opposite such period:

                 PERIOD                     RATIO
===================================================
For the Fiscal Quarter Period ending on    2.5:1.00
 the last day of the First Fiscal
 Quarter 1997
===================================================

===================================================
For the two Fiscal Quarter period          2.5:1.00
 ending on the last day of the Second
 Fiscal Quarter 1997
===================================================
For the three Fiscal Quarter period        2.5:1.00
 ending on the last day of the Third
 Fiscal Quarter 1997
===================================================
For the four Fiscal Quarter period        2.75:1.00
 ending on the last day of each of the
 Fourth Fiscal Quarter 1997 and the
 first Three Fiscal Quarters during
 Fiscal Year 1998
===================================================
For the four Fiscal Quarter period         3.0:1.00
 ending on the last day of each Fiscal
 Quarter thereafter
===================================================

          (b) The Leverage Ratio shall not, as of the end of each Fiscal Quarter during the periods set forth below be greater than the ratio set forth opposite such period:

                 PERIOD                      RATIO
======================================================
From the date hereof to, but not              0.60:1.0
 including, the last day of the Fourth
 Fiscal Quarter 1997
======================================================
From the last day of the Fourth Fiscal        0.55:1.0
 Quarter 1997 to, but not including,
 the last day of the Fourth Fiscal
 Quarter 1998
======================================================
At all times thereafter                       0.50:1.0
======================================================

          SECTION 7.2.5.  Investments.

          None of Dura, nor either Borrower will, nor will it permit any of its Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except:

          (a) Investments existing on the Effective Date with respect to such Borrower and identified in Item 7.2.5(a) of the Disclosure Schedule;

          (b)  Cash Equivalent Investments;

          (c) Investments by Dura and the U.S. Borrower as of the Effective Date with respect to the U.S. Borrower (or by the German Borrower as of the date of the Counterpart Agreement, in the case of the German Borrower) in any of its Subsidiaries, or by any such Subsidiary in any of its Subsidiaries;

          (d) Sales of inventory on account in the ordinary course of business;

          (e) Investments by a Borrower or any of its Subsidiaries in tooling so long as the amount by which such Investments exceed the amount of the contractual obligations to reimburse such Borrower and its Subsidiaries for such tooling is not greater than $5,000,000 at any time;

          (f) Investments by Dura or a Borrower or another Obligor for the acquisition of the stock or assets of any Person, to the extent the purchase price (including any assumed liabilities) for any such acquisition does not exceed $75,000,000 or otherwise result in an Event of Default;

          (g) other Investments in an aggregate amount at any one time not to exceed 10% of Net Worth at the time of such investment; and

          (h) the KPI Transaction and the German Acquisition.

          SECTION 7.2.6.  Restricted Payments, etc.

          On and at all times after the Effective Date:

          (a) the U.S. Borrower will not declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of capital stock (now or hereafter outstanding) of the U.S. Borrower or on any warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the U.S. Borrower (other than dividends or distributions payable in its common stock or warrants to purchase its common stock or splitups or reclassifications of its stock into additional or other shares of its common stock) or apply, or permit any of its Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, or agree or permit any of its Subsidiaries to purchase or redeem, any shares of any class of capital stock (now or hereafter outstanding) of the U.S. Borrower, or warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the U.S. Borrower; provided that the U.S. Borrower may
(i) pay dividends to or on behalf of MC or Dura under a tax sharing arrangement reasonably acceptable to the Agent so long as such tax sharing arrangement is based on the method prescribed in Treas. Reg. (S) 1.1502-33(d)(2)(ii) and on the method prescribed in Treas. Reg. (S) 1.1552-1(a)(2) (and using 100% percent as the percentage described in Treas. Reg. (S) 1.1502-33(d)(2)(ii)(b)), (ii) pay dividends to or on behalf of MC in the amount of MC's and Dura's franchise taxes and audit fees incurred in the ordinary course of MC's and Dura's business,
(iii) pay to Dura amounts necessary to pay ordinary operating expenses incurred by Dura and (iv) pay dividends to or on behalf of MC or Dura to repurchase the capital stock of Dura owned by members of management whose employment has been terminated so long as the aggregate amount of such repurchases in any Fiscal Year does not exceed $500,000 and no Event of Default then exists or would be caused thereby.

          (b) neither Borrower will, nor will it permit any Subsidiary to, make any deposit for any of the foregoing purposes.

          SECTION 7.2.7.  Rental Obligations.

          None of Dura, nor either Borrower will, nor will it permit any of its Subsidiaries to, enter into at any time any arrangement which involves the leasing by Dura, either Borrower or any of its Subsidiaries from any lessor of any real or personal property (other than those which would create a Capitalized Lease Liability), except arrangements which, together with all other such arrangements which shall then be in effect, will not require the payment of an aggregate amount of rentals by Dura, the Borrowers and its Subsidiaries on a consolidated basis in any period set forth below to exceed the amount set forth opposite such period:

==============================================================================
| PERIOD                                                     |   AMOUNT      |
|------------------------------------------------------------|---------------|
| 1996 Fiscal Year and each Fiscal Year thereafter           |   $5,000,000  |
|                                                            |               |
==============================================================================

          SECTION 7.2.8.  Take or Pay Contracts.

          None of Dura, nor either Borrower will, nor will it permit any of its Subsidiaries to, enter into or be a party to any arrangement for the purchase of materials, supplies, other property or services if such arrangement by its express terms requires that payment be made by such Borrower or such Subsidiary regardless of whether such materials, supplies, other property or services are delivered or furnished to it.

          SECTION 7.2.9.  Consolidation, Merger, etc.

          None of Dura, nor either Borrower will, nor will it permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof) except with respect to Investments permitted pursuant to Sections 7.2.5(f), 7.2.5(g) and 7.2.5(h), and any such Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, a Borrower or any other Subsidiary and MC may merge with and into the U.S. Borrower or Dura.

          SECTION 7.2.10.  Asset Dispositions, etc.

          None of Dura, nor either Borrower will, nor will it permit any of its Subsidiaries to, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or any substantial part of its assets (including accounts receivable and capital stock of Subsidiaries) to any Person, except (a) bona fide sales of inventory to customers for fair value in the ordinary course of business, (b) dispositions of obsolete equipment not used in its business, (c) dispositions of equipment for fair value in the ordinary course of business to the extent the proceeds of such disposition are used to acquire replacement equipment within 120 days of such disposition, and
(d) additional dispositions of property so long as the aggregate proceeds from such additional dispositions in any Fiscal Year does not exceed 10% of the aggregate value of the assets of Dura, the Borrowers and their Subsidiaries as of the first day of such Fiscal Year and no Event of Default then exists or would otherwise be caused thereby.

          SECTION 7.2.11.  Intentionally Omitted.

          SECTION 7.2.12.  Restriction on Fundamental Changes.

          None of Dura, nor either Borrower nor any of its respective Subsidiaries will: (a) amend, modify or waive any term or provision of its Organizational Documents which would materially adversely affect Dura's, such Borrower's or any Subsidiary's ability to perform its obligations under the Loan Documents; (b) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); or (c) acquire by purchase or otherwise all or any substantial part of the business or assets of, or stock or other evidence of beneficial ownership of, any Person except as permitted by Section 7.2.9.

          SECTION 7.2.13.  Fiscal Year.

          None of Dura, nor either Borrower nor any of its respective Subsidiaries shall change its Fiscal Year; provided, that KPI Michigan shall change its Fiscal Year to coincide with Dura's Fiscal Year.

          SECTION 7.2.14.  Subsidiaries.

          None of Dura, nor either Borrower will, nor will it permit any of its Subsidiaries to, establish, create or acquire any new Subsidiary unless (i) if such Subsidiary is a Domestic Subsidiary of the U.S. Borrower which, at any time has assets having a fair value constituting 5% or more of the total assets of Dura and its Subsidiaries on a consolidated basis at fair value, or 5% or more of the total revenues of Dura and its Subsidiaries on a consolidated basis, such Subsidiary executes a guaranty of the Obligations of the Borrowers and executes a Security Agreement granting a security interest in substantially all of its assets or (ii) if such subsidiary is a Subsidiary of the German Borrower which, at any time has assets having a fair value constituting 5% or more of the total assets of Dura and its Subsidiaries on a consolidated basis, or 5% or more of the total revenues of Dura and its Subsidiaries on a consolidated basis at fair value, such Subsidiary executes a guaranty of the Obligations of the German Borrower, to the extent permitted by applicable law.

          SECTION 7.2.15.  Transactions with Affiliates.

          None of Dura, nor either Borrower will, nor will it permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its Affiliates unless such arrangement or contract is fair and equitable to Dura, such Borrower or such Subsidiary and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of Dura, such Borrower or such Subsidiary with a Person which is not one of its Affiliates, except as provided in the following sentence. Neither Borrower shall pay any management or similar fees to Hidden Creek Industries or any Affiliate in excess of $2,000,000 in any Fiscal Year.

          SECTION 7.2.16.  Negative Pledges, Restrictive Agreements, etc.

          Except as otherwise permitted by this Agreement, none of Dura, either Borrower, nor any of their Subsidiaries will enter into any agreement (excluding this Agreement, any other Loan Document, any agreement governing any Indebtedness permitted by clause (c) or (d) of Section 7.2.2 as to the assets financed with the proceeds of such Indebtedness or, with respect to clause (a) below, the agreements disclosed in Item 7.2.16(a) of the Disclosure Schedule) prohibiting

          (a) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or the ability of Dura, either Borrower or any other Obligor to amend or otherwise modify this Agreement or any other Loan Document; or

          (b) the ability of any Subsidiary to make any payments, directly or indirectly, to a Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to a Borrower.


                                  ARTICLE VIII

                               EVENTS OF DEFAULT

          SECTION 8.1.  Listing of Events of Default.

          Each of the following events or occurrences described in this Section
8.1 shall constitute an "Event of Default".

          SECTION 8.1.1.  Non-Payment of Obligations.

          Either Borrower shall default in the payment when due of any principal in respect of its Loans; or either Borrower shall default in the payment when due of any interest, fees or other of its Obligations payable under the Loan Documents and such default shall continue unremedied for five consecutive days.

          SECTION 8.1.2.  Breach of Warranty.

          Any representation or warranty of a Borrower or any other Obligor made or deemed to be made hereunder or in any other Loan Document executed by it or any other writing or certificate furnished by or on behalf of such Borrower or any other Obligor to the Agent or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article V) is or shall be incorrect when made in any material respect.

          SECTION 8.1.3.  Non-Performance of Certain Covenants and Obligations.

          The Borrower shall default in the due performance and observance of any of its obligations under Section 7.1.1(a), (b) or (c) or Section 7.2.

          SECTION 8.1.4.  Non-Performance of Other Covenants and Obligations.

          Any Obligor shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrowers by the Agent or the Required Lenders.

          SECTION 8.1.5.  Default on Other Indebtedness.

          A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in Section 8.1.1) of a Borrower or any of its Subsidiaries having a principal amount, individually or in the aggregate, in excess of $1,000,000 or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause or declare such Indebtedness to become due and payable or required to be prepaid, redeemed, purchased or defeased, or an offer to purchase or defease such Indebtedness shall be required to be made, prior to its expressed maturity.

          SECTION 8.1.6.  Judgments.

          Any one judgment or order for the payment of money in excess of $1,000,000 or any judgments or orders in the aggregate in excess of $2,000,000 shall be rendered against a Borrower or any of its Subsidiaries or any Obligor and such judgment or judgments shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days after the entry thereof; provided, that if such Borrower's, Subsidiary's or Obligor's insurer shall have admitted liability for such judgment, judgments or orders, such occurrence shall not constitute an Event of Default unless such judgment, judgments or orders result in a judgment lien attaching to such Borrower's, Subsidiary's or Obligor's properties, which lien is not discharged within 30 days after the occurrence thereof.

          SECTION 8.1.7.  Pension Plans.

          Any of the following events shall occur with respect to any Pension
Plan

          (a) the institution of any steps by a Borrower, any member of its Controlled Group or any other Person to terminate or withdraw from a Pension Plan or similar foreign plan if, as a result of such termination or withdrawal, a Borrower or any of its Subsidiaries would be required to make a contribution to such Pension Plan, or would be liable to such Pension Plan or similar foreign plan, in excess of $1,000,000; or

          (b) a contribution failure occurs with respect to any Pension Plan or similar foreign plan sufficient to give rise to a Lien under Section 302(f) of ERISA, or any other Lien, and such failure continues for a period of 30 days (provided, that such contribution failure shall immediately constitute an Event of Default as soon as such Lien arises).

          SECTION 8.1.8.  Change in Control.

          Any Change in Control shall occur.

          SECTION 8.1.9.  Bankruptcy, Insolvency, etc.

          A Borrower or any Obligor shall

          (a) generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due or become insolvent;

          (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian or any property of any thereof, or make a general assignment for the benefit of creditors;

          (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 45 days;

          (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect thereof; or, if any such case or proceeding is not commenced by a Borrower or any Obligor, such case or proceeding shall be consented to or acquiesced in by such Borrower or such Obligor or shall result in the entry of an order for relief or shall remain for 45 days undismissed; or

          (e) take any corporate action authorizing, or in furtherance of, any of the foregoing.

          SECTION 8.1.10.  Impairment of Security, etc.

          Any Loan Document, or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; either Borrower, any other Obligor or any other Person shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability and, with respect to any such other Person, the Agent has determined such contest to be material.

          SECTION 8.1.11.  Default in Other Agreements.

          Breach or default of any Obligor under agreement not evidencing Indebtedness if the effect of such breach or default could reasonably be expected to have a Material Adverse Effect.

          SECTION 8.1.12.  Injunction.

          Any Obligor is enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any part of its business which could reasonably be expected to have a Material Adverse Effect and such order continues for more than 30 days.

          SECTION 8.2.  Action if Bankruptcy.

          If any Event of Default described in clauses (a) through (d) of
Section 8.1.9 shall occur and continue, the Revolving Loan Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

          SECTION 8.3.  Action if Other Event of Default.

          If any Event of Default (other than any Event of Default described in clauses (a) through (e) of Section 8.1.9) shall occur and continue for any reason, whether voluntary or involuntary, and be continuing, the Agent, upon the direction of the Required Lenders, shall by notice to the Borrowers declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Revolving Loan Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Revolving Loan Commitments shall terminate.

                                  ARTICLE IX

                                   THE AGENT

          SECTION 9.1.  Appointment and Authorization

          Each Lender hereby irrevocably appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

          SECTION 9.2.  Delegation of Duties

          The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

          SECTION 9.3.  Liability of Agent

          None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Obligor or Affiliate of either Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or for the value of any Collateral or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of a Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of a Borrower, any other Obligor or the Borrowers' Affiliates.

          SECTION 9.4.  Reliance by Agent

          (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrowers), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

          (b) For purposes of determining compliance with the conditions specified in Sections 5.1 and 5.2, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter either sent by the Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender.

          (c) Unless the Agent shall have been notified by telephone, confirmed in writing by any Lender by 10:45 a.m., Chicago time, on the day of a Credit Extension that such Lender will not make available the amount which would constitute its Percentage of such Credit Extension on the date specified therefor, the Agent may assume that such Lender has made such amount available to the Agent and, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. If such amount is made available by such Lender to the Agent on a date after the date of such Credit Extension, such Lender shall pay to the Agent on demand interest on such amount at the Federal Funds Rate, if such Credit Extension was made in Dollars, or at the Overnight Rate if such Credit Extension was made in an Offshore Currency, for the number of days from the date of such Credit Extension to the date on which such amount becomes immediately available to the Agent, together with such other compensatory amounts as may be required to be paid by such Lender to the Agent pursuant to the Rules for Interbank Compensation of the council on International Banking or the Clearinghouse Compensation Committee, as the case may be, as in effect from time to time. A statement of the Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive, in the absence of manifest error. If such amount is not in fact made available to the Agent by such Lender on the same Banking Day as the date of such Credit Extension, the Agent shall be entitled to recover such amount, with interest thereon at the rate per annum then applicable to the Loans comprising such Credit Extension, on demand, from the applicable Borrower.

          SECTION 9.5.  Notice of Default

          The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be requested by the Required Lenders in accordance with Article VIII; provided, however, that unless and until the Agent shall have received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders, other than accelerating the Obligations or terminating the Revolving Loan Commitment.

          SECTION 9.6.  Credit Decision

          Each Lender expressly acknowledges that none of the Agent-Related Persons has made any representation or warranty to it and that no act by the Agent hereinafter taken, including any review of the affairs of a Borrower or any other Obligor shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers and each other Obligor, and all applicable bank regulatory laws relating to the transactions contemplated thereby, and made its own decision to enter into this Agreement and extend credit to the Borrowers hereunder. Each Lender also represents that it will, independently and without reliance upon the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers and the other Obligors. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrowers and the other Obligors which may come into the possession of any of the Agent-Related Persons.

          SECTION 9.7.  Indemnification

          Whether or not the transactions contemplated hereby shall be consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), ratably, in accordance with each such Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time following the repayment of the Loans and the termination or resignation of the related Agent) be imposed on, incurred by or asserted against any such Person any way relating to or arising out of this Agreement or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such Person under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Persons' gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its ratable share (in accordance with each such Lender's Percentage) of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrowers. Without limiting the generality of the foregoing, if the Internal Revenue Service or any other governmental authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders in this Section shall survive the payment of all Obligations hereunder.

          SECTION 9.8.  Agent in Individual Capacity

          BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory or other business with any Obligor and its Affiliates as though BofA were not the Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Borrowers or their Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrowers or their Affiliates) and acknowledge that neither BofA nor its Affiliates shall be under any obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include BofA in its individual capacity.

          SECTION 9.9.  Successor Agent

          The Agent may resign as Agent upon 30 days' notice to the Borrowers and Lenders. If the Agent shall resign as Agent under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders which successor agent shall, if no Event of Default then exists, be subject to the approval of the Borrowers (which consent shall not be unreasonably withheld), or if no Event of Default exists, without the consent of the Borrowers. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article IX and Sections 10.3 and 10.4 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lender with the largest Percentage at such time

(or if more than one Lender has the largest Percentage at such time, all of the Lenders with the largest Percentages) shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

          SECTION 9.10.  Collateral Matters

          (a) The Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain a perfected security interest in and Liens upon the Collateral granted pursuant to the Loan Documents.

          (b) The Lenders irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Revolving Loan Commitments and payment in full of all Loans and all other Obligations payable under this Agreement and under any other Loan Document; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) constituting property in which an Obligor owned no interest at the time the Lien was granted or at any time thereafter; (iv) constituting property leased to an Obligor under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by such Obligor to be, renewed or extended;
(v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the indebtedness evidenced thereby has been paid in full; or (vi) if approved, authorized or ratified in writing by the Required Lenders or all the Lenders, as the case may be, as provided in Section 10.1(b). Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this Section 9.10(b).

          (c) Each Lender agrees with and in favor of each other (which agreement shall not be for the benefit of the Borrowers or any other Obligor) that either Borrower's obligation to such Lender under this Agreement and the other Loan Documents is not and shall not be secured by any real property collateral now or hereafter acquired by such Borrower or any of its Subsidiaries other than the real property described in the Mortgages.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

          SECTION 10.1.  Waivers, Amendments, etc.

          The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrowers and the Required Lenders; provided, however, that no such amendment, modification or waiver shall:

          (a) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders unless consented to by each Lender;

          (b) modify this Section 10.1, change the definition of "Required Lenders", increase any Revolving Loan Commitment Amount or the Percentage of any Lender, reduce any fees described in Article III, release collateral security (including any guaranty) with an aggregate fair market value in excess of $5,000,000 in any one transaction or series of related transactions (other than with respect to releases of collateral in connection with dispositions permitted pursuant to Section 7.2.10 for which no consent is required), or permit any disposition of assets having a value in excess of the amount of asset dispositions permitted pursuant to Section 7.2.10 in any one transaction or series of related transactions or extend the Revolving Loan Commitment Termination Date unless consented to by each Lender;

          (c) extend the Stated Maturity Date on any Loan (or reduce the principal amount of or rate of interest on any Loan) or modify the payment date or amount of any required interest payment (it being understood and agreed, however, that any modification of the application of prepayments required pursuant to Section 3.1 (or any other similar provision of any Loan Document) or a vote to rescind any acceleration made pursuant to Section 8.2 and Section 8.3 of amounts owing with respect to the Loans and other Obligations shall only require the vote of the Required Lenders), unless consented to by each Lender;

          (d) affect adversely the interests, rights or obligations of the Agent as the Agent unless consented to by the Agent; provided, however, that nothing in this subparagraph shall be deemed to alter the voting requirements of the Required Lenders; or

          (e) modify any provision of Section 2.7, the fees to be paid pursuant to Section 3.3, or the provisions of any Letter of Credit, unless consented to by the Issuer.

No failure or delay on the part of the Agent or any Lender in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on a Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Agent or any Lender shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

          SECTION 10.2.  Notices.

          All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or set forth in an Assignment and Acceptance Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other Persons party hereto. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if delivered by hand, shall be deemed given when delivered, and if transmitted by facsimile, shall be deemed given when transmitted.

          SECTION 10.3.  Payment of Costs and Expenses.

          The Borrowers shall, whether or not the transactions contemplated hereby shall be consummated:

          (a) pay or reimburse BofA (in its capacity as Agent) within five (5) Banking Days after demand for all reasonable costs and expenses incurred by BofA (in its capacity as Agent) in connection with the development, preparation, negotiation, delivery, closing, on-going administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including the reasonable Attorney Costs incurred by BofA (in its capacity as Agent) with respect thereto;

          (b) pay or reimburse each Lender and the Agent within five (5) Banking Days after demand for all reasonable costs and expenses incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies during the existence of an Event of Default (including in connection with any "workout" or restructuring regarding the Loans, and including in any insolvency proceeding or appellate proceeding) under this Agreement, any other Loan Document, and any such other documents, including reasonable Attorney Costs, incurred by the Agent and any Lender; and

          (c) pay or reimburse BofA (in its capacity as Agent) within five (5) Banking Days after demand for all appraisal (including the allocated cost of internal appraisal services), audit, environmental inspection and review (including the allocated cost of such internal services), search and filing costs, fees and expenses, incurred or sustained by BofA (in its capacity as Agent) in connection with the matters referred to under subsections (a) and (b) of this Section 10.3.

          SECTION 10.4.  Indemnification.

          In consideration of the execution and delivery of this Agreement by the Agent and each Lender and the extension of the Revolving Loan Commitments, each Borrower hereby indemnifies, exonerates and holds the Agent, the Arranger, each Lender and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements, whether incurred in connection with actions between or among the parties hereto or the parties hereto and third parties (collectively, the "Indemnified

Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

          (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan;

          (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of a Borrower as the result of any determination by the Required Lenders pursuant to Article V not to fund any Credit Extension);

          (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by a Borrower or any of its Subsidiaries of all or any portion of the stock or assets of any Person, whether or not the Agent or any Lender is party thereto;

          (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by a Borrower or any of its Subsidiaries of any Hazardous Material;

          (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by a Borrower or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, such Borrower or such Subsidiary; and

          (f) any violation by a Borrower or any of its Subsidiaries of any Environmental Laws;

except to the extent any such Indemnified Liabilities arise for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or willful misconduct. Each Borrower, its successors and assigns, hereby waive, release and agree not to make any claim or bring any cost recovery action against, the Agent or any Lender under CERCLA or any state or foreign equivalent, or any similar law now existing or hereafter enacted. It is expressly understood and agreed that to the extent that any of such Persons is strictly liable under any Environmental Laws, each Borrower's obligation to such Person under this indemnity shall likewise be without regard to fault on the part of such Borrower with respect to the violation or condition which results in liability of such Person. If and to the extent that the foregoing undertaking may be unenforceable for any reason, each Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

          SECTION 10.5.  Survival.

          The obligations of the Borrowers under Sections 4.3, 4.4, 4.5, 4.6,
10.3 and 10.4, and the obligations of the Lenders under Section 9.1, shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination or expiration of all Revolving Loan Commitments and Letters of Credit. The representations and warranties made by each Borrower and each other Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

          SECTION 10.6.  Severability.

          Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

          SECTION 10.7.  Headings.

          The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

          SECTION 10.8.  Execution in Counterparts, Effectiveness, etc.

          This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective with respect to the U.S. Borrower when counterparts hereof executed on behalf of the U.S. Borrower, the Agent and each Lender and with respect to the German Borrower when a counterpart agreement is executed by the German Borrower and the conditions set forth in Section 5.2 have been satisfied.

          SECTION 10.9.  Governing Law: Entire Agreement.

          THIS AGREEMENT, THE NOTES AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS. This Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, including without limitation the Original Credit Agreement, written or oral, with respect thereto.

          SECTION 10.10.  Successors and Assigns.

          This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

          (a) neither Borrower may assign or transfer its rights or obligations hereunder without the prior written consent of the Agent and all Lenders; and

          (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 10.11.

          SECTION 10.11.  Assignments and Participations.
                          ------------------------------

          (a) Any Lender may, with the written consent of the Borrowers and the Agent, which consents shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided, that no written consent of a Borrower or the Agent shall be required in connection with any assignment and delegation by a Lender to an Eligible Assignee that is an Affiliate of such Lender or to any other Lender) (each an "Assignee") all, or any ratable part of all, of the Loans, the Revolving Loan Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of Five Million Dollars ($5,000,000); provided, however, that the Borrowers and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrowers and the Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Borrowers and the Agent an Assignment and Acceptance Agreement in the form of Exhibit N ("Assignment and Acceptance Agreement") together with any Note or Notes subject to such assignment and (iii) the assignor Lender or Assignee has paid to the Agent a processing fee in the amount of Three Thousand Dollars ($3,000).

          (b) From and after the date that the Agent notifies the assignor Lender that it has received (and provided its consent and the Borrowers have consented (to the extent necessary herein) with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee,
(i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance Agreement, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance Agreement, relinquish its rights and be released from its obligations under the Loan Documents.

          (c) Within five (5) Banking Days after its receipt of notice by the Agent that it has received an executed Assignment and Acceptance Agreement and payment of the processing fee (and provided, that it consents to such assignment pursuant to Section 10.11(a)), the Borrowers shall execute and deliver to the Agent, new Notes evidencing such Assignee's assigned Loans and Revolving Loan Commitment and, if the assignor Lender has retained a portion of its Loans and its Revolving Loan Commitment, replacement Notes in the principal amount of the Revolving Loans retained by the assignor Lender (such Notes to be in exchange for, but not in payment of, the Notes held by such Lender). Immediately upon each

Assignee's making its processing fee payment under the Assignment and Acceptance Agreement, this Agreement, shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Revolving Loan Commitments arising therefrom. The Revolving Loan Commitment allocated to each Assignee shall reduce such Revolving Loan Commitments of the assigning Lender pro tanto.

          (d) Any Lender may at any time sell to one or more commercial banks or other Persons not Affiliates of either Borrower (a "Participant") participating interests in any Loans, the Revolving Loan Commitment of that Lender and the other interests of that Lender (the "originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations,
(iii) the Borrowers and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Lenders as described in the first proviso to Section 10.1. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 4.3, 4.4, 4.5, 4.6 and 10.4 as though it were also a Lender hereunder, but shall not have any other rights under this Agreement, or any of the other Loan Documents, and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

          (e) Each Lender agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information provided by the Borrowers and provided to it by or on behalf of Dura, MC, either the Borrower or any Subsidiary of Dura, or by the Agent on Dura's, MC's, a Borrower's or Subsidiary's behalf, in connection with this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement; except to the extent such information (i) was or becomes generally available to the public other than as a result of a disclosure by such Lender, or (ii) was or becomes available on a non-confidential basis from a source other than Dura, MC, the Borrowers or any Subsidiary, provided, that such source is not bound by a confidentiality agreement with the applicable Borrower known to the Lender; provided further, however, that any Lender may disclose such information (A) at the request or pursuant to any requirement of any governmental authority to which such Lender is subject or in connection with an examination of such Lender by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Lender or their respective Affiliates may be party, (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document, and (F) to such Lender's independent auditors and other professional advisors; provided, that with respect to disclosures required by clauses (B), (C) or (D) above, Agent and any Lender will give prior notice to the applicable Borrower of any such required disclosure, unless such notice is prohibited by the terms of such required disclosure, as determined by Agent or such Lender. Notwithstanding the foregoing, each Borrower authorizes each Lender to disclose to any bona fide Participant or Assignee (each, a "Transferee") and to any prospective Transferee, such financial and other information in such Lender's possession concerning such Borrower or its Subsidiaries which has been delivered to Agent or the Lenders pursuant to this Agreement or which has been delivered to the Agent or the Lenders by such Borrower in connection with the Lenders' credit evaluation of such Borrower prior to entering into this Agreement; provided, that, unless otherwise agreed by such Borrower, such Transferee agrees in writing to such Lender to keep such information confidential to the same extent required of the Lenders hereunder.

          (f) Notwithstanding any other provision contained in this Agreement or any other Loan Document to the contrary, any Lender may assign all or any portion of the Loans or Notes held by it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Federal Reserve Board and any Operating Circular issued by such Federal Reserve Bank, provided, that any payment in respect of such assigned Loans or Notes made by a Borrower to or for the account of the assigning or pledging Lender in accordance with the terms of this Agreement shall satisfy such Borrower's obligations hereunder in respect to such assigned Loans or Notes to the extent of such payment. No such assignment shall release the assigning Lender from its obligations hereunder.

          (g) BofA may assign its obligations as an Issuer to an Affiliate of BofA without the prior written consent of any party hereto. In connection with such assignment, each of the parties hereto agrees to execute such documents as are reasonably requested by such Affiliate of BofA to effectuate such assignment.

          (h) If, pursuant to this subsection, any interest in this Agreement or any Note is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any state thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Agent and the Borrowers) that, under applicable law and treaties as then in effect, no taxes will be required to be withheld by the Agent, the Borrowers or the transferor Lender with respect to any payments to be made to such Transferee in respect of the U.S. Revolving Loans made in Dollars, (ii) to furnish to the transferor Lender, the Agent and the Borrowers either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments with respect to the U.S. Revolving Loans hereunder), and (iii) to agree (for the benefit of the transferor Lender, the Agent and the Borrowers) to provide the transferor Lender, the Agent and the Borrowers a new Form 4224 or Form 1001 upon the obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

          (i) The Agent shall maintain at the address of its Domestic Office set forth on the signature page hereto a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Revolving Loan Commitments of, and principal amount of the Revolving Loans owing to, each Lender from time to time and participations in Letters of Credit (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          SECTION 10.12.  Other Transactions.
                          ------------------

          Nothing contained herein shall preclude the Agent or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with either Borrower or any of its Affiliates in which such Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

          SECTION 10.13.  Execution on Behalf of Corporation.
                          ----------------------------------

          Any signature by any Authorized Officer on this Agreement, any Loan Document and any other instrument and certificate executed or to be executed pursuant to or in connection with this Agreement or such other Loan Documents, instruments or certificates is provided only in such Authorized Officer's capacity as a corporate officer, and not in any way in such Authorized Officer's personal capacity.

          SECTION 10.14.  Provisions relating to German Borrower.
                          --------------------------------------

          In the event that the conditions set forth in Section 5.2 are not satisfied on or before the 90th day following the date hereof, the German Revolving Loan Commitment shall be null and void all references and provisions relating to the German Borrower and the German Revolving Loan Commitment shall be of no force or effect and this Agreement shall be read as if such provisions were removed from the Agreement. In addition, until the conditions set forth in
Section 5.2 are satisfied, all references and provisions in this Agreement relating to the German Borrower and its Subsidiaries shall be of no force or effect.

          SECTION 10.15.  Forum Selection and Consent to Jurisdiction.
                          -------------------------------------------

          ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE ARRANGER, THE LENDERS OR EITHER BORROWER SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. EACH BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT A BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

          SECTION 10.16.  Waiver of Jury Trial.
                          --------------------

          THE AGENT, THE ARRANGER, THE LENDERS AND EACH BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS OR EACH BORROWER. EACH BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT

IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                              DURA OPERATING CORP.

                              By /s/ David R. Bovee
                                 ----------------------------------------------

                              Its Vice President and Chief Financial Officer
                                 ----------------------------------------------

                              Address:        2791 Research Drive
                                              Rochester Hills, Michigan  48308

                              Facsimile No.:  (810) 362-8377
                                              Attention:  David Bovee

                              with a copy to: Hidden Creek Industries
                                              4508 IDS Center
                                              Minneapolis, Minnesota  55402

                              Facsimile No.:  (612) 332-2012

                              Attention:      Robert R. Hibbs




                              BANK OF AMERICA NATIONAL TRUST AND
                              SAVINGS  ASSOCIATION, as Agent


                              By /s/ R. Guy Stapleton
                                 ----------------------------------------------
                                     Managing Director

                              Its
                                 ----------------------------------------------

                              Address:        231 South LaSalle Street
                                              Chicago, Illinois 60697

                              Facsimile No.:  (312) 987-1276

                              Attention:      R. Guy Stapleton

PERCENTAGE                             LENDERS
----------                             -------

Revolving Loans:  22.6668%             BANK OF AMERICA ILLINOIS,
                                       as a Lender and the Issuer


                                       By: /S/ R. Guy Stapleton
                                           -----------------------------------

                                       Title:  Managing Director
                                              --------------------------------

                                       Domestic
                                       Office:          231 South LaSalle Street
                                                        Chicago, Illinois  60697

                                       Facsimile No.:   (312) 987-1276

                                       Attention:       R. Guy Stapleton

                                       Offshore Lending
                                       Office:          231 South LaSalle Street
                                                        Chicago, Illinois  60697

                                       Facsimile No.:   (312) 987-1276

                                       Attention:       R. Guy Stapleton

PERCENTAGE                            LENDERS
----------                            -------

Revolving Loans:  19.3333%            THE BANK OF NOVA SCOTIA,
                                      as a Lender


                                      By:     /S/ J.R. TRIMBLE
                                             ----------------------------------

                                      Title:  SENIOR RELATIONSHIP MANAGER
                                             ----------------------------------

                                      Domestic
                                      Office:         One Liberty Plaza
                                                      26th Floor
                                                      New York, New York  10006

                                      Facsimile No.:  (212) 225-5090
                                      Attention:      Mr. James R. Trimble

                                      Offshore Lending
                                      Office:         One Liberty Plaza
                                                      26th Floor
                                                      New York, New York  10006

                                      Facsimile No.:  (212) 225-5090

                                      Attention:      Mr. James R. Trimble

PERCENTAGE                           LENDERS
----------                           -------

Revolving Loans:  19.3333%           COMERICA BANK,
                                     as a Lender



                                     By:     /s/ David B. Marvin
                                           ------------------------------------

                                     Title:  Vice President
                                           ------------------------------------

                                     Domestic
                                     Office:          Metropolitan Loan
                                                      Department C
                                                      P.O. Box 75000
                                                      Detroit, Michigan  48275
                                                      Mail Code 3241

                                     Facsimile No.:   (313) 222-5759

                                     Attention:       David B. Marvin

                                     Offshore Lending
                                     Office:          100 Renaissance Center
                                                      9th Floor
                                                      Detroit, Michigan  48275

                                     Facsimile No.:   (313) 222-5759

                                     Attention:       David B. Marvin

PERCENTAGE                        LENDERS
----------                        -------

Revolving Loans:  19.3333%        THE CHASE MANHATTAN BANK,
                                  as a Lender


                                  By: /s/ Andris G. Kalnins
                                     ------------------------------------------

                                  Title: Vice President
                                        ---------------------------------------

                                  Domestic
                                  Office:          4 Chase Metrotech Center
                                                   Brooklyn, New York  11245

                                  Facsimile No.:   (718) 242-6815

                                  Attention:       Roxan Phillips

                                  Offshore Lending
                                  Office:          4 Chase Metrotech Center
                                                   Brooklyn, New York  11245

                                  Facsimile No.:   (718) 242-6815

                                  Attention:       Roxan Phillips

PERCENTAGE                    LENDER
----------                    ------

Revolving Loans:  19.3333%    FIRST BANK NATIONAL ASSOCIATION,
                              as a Lender



                              By: /S/ Mark R. McDonald
                                 ----------------------------------------------

                              Title:  Vice President
                                     ------------------------------------------

                              Domestic
                              Office:             First Bank Place
                                              601 Second Avenue South
                                              Minneapolis, Minnesota 55402

                              Facsimile No.:  (612) 973-0882

                              Attention:      Mark R. McDonald

                              Offshore Lending
                              Office:             First Bank Place
                                              601 Second Avenue South
                                              Minneapolis, Minnesota 55402

                              Facsimile No.:  (612) 973-0882

                              Attention:      Mark R. McDonald

                             EXHIBITS

     B-1                          Borrowing Request

     B-2                          Issuance Request

     C                            Compliance Certificate

     D                            Continuation/Conversion Notice

     E-1                          MC Guaranty

     E-2                          Dura Guaranty

     E-3                          U.S Guaranty

     F-1                          MC Pledge Agreement Reaffirmation

     F-2                          U.S Pledge Agreement Reaffirmation (Mexico)

     F-3                          U.S Pledge Agreement (other Subsidiaries)

     F-4                          Dura Pledge Agreement

     G-1                          Revolving Note

     H-1                          Security Agreement

     H-2                          Subsidiary Security Agreement

     I                            Subsidiary Guaranty

     J                            Closing Certificate

     K-1                          U.S Solvency Certificate

     L                            Kirkland & Ellis Opinion

     M                            Goldberg, Kohn, Bell, Black, Rosenbloom &
                                  Moritz, Ltd. Opinion

     N                            Assignment and Acceptance Agreement

                                  SCHEDULE I

                             DISCLOSURE SCHEDULES
                             --------------------

     5.1.6                              Description of Real Estate

     6.1                                Foreign Subsidiaries

     6.3                                Government Approvals

     6.6                                Litigation

     6.7                                Subsidiaries

     6.9                                Taxes

     6.10                               ERISA

     6.11                               Environmental

     7.2.2(b)                           Indebtedness

     7.2.3(b)                           Permitted Liens

     7.2.5(a)                           Investments

     7.2.16                             Restrictive Agreements